Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-135163, 333-135163-07
The information in this Preliminary Prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This Preliminary Prospectus is not an offer to sell, nor does it seek an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 17, 2007
PROSPECTUS
      Capital Securities
Citigroup Capital XXI
     % Fixed Rate/Floating Rate Enhanced Trust Preferred Securities
(Enhanced TruPS®)
$1,000 Liquidation Amount
Guaranteed to the extent set forth herein by
Citigroup Inc.

Citigroup Capital XXI, a Delaware statutory trust, will issue the     % Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (Enhanced TruPS® or “capital securities”). Each capital security represents an undivided beneficial interest in the assets of the issuer. The only assets of the issuer will be junior subordinated debt securities issued by Citigroup Inc. The issuer will pay distributions on the capital securities only from the proceeds, if any, of interest payments on the junior subordinated debt securities.

The junior subordinated debt securities will bear interest (i) from the date they are issued to but excluding          , 2037 at an annual rate of     %, payable semi-annually in arrears on           and           of each year, beginning on          , 2008; (ii) from and including          , 2037 to but excluding          , 2057, at an annual rate equal to three-month LIBOR plus     %, payable quarterly in arrears on          ,          ,           and           of each year, beginning on          , 2038; and (iii) to the extent not repaid on or after the          , 2057 scheduled maturity date, at an annual rate equal to one-month LIBOR plus     %, payable monthly in arrears on the   day of each month, beginning on          , 2058. Each semi-annual, quarterly or monthly date on which interest is payable is an “interest payment date.”

Citigroup is required to repay the principal amount of the junior subordinated debt securities on          , 2057 (the “scheduled maturity date”) to the extent of the applicable percentage of net proceeds that Citigroup has received from the sale of certain qualifying capital securities during a specified time period as set forth in this prospectus. Citigroup will use its commercially reasonable efforts, subject to certain market disruption events, to sell sufficient qualifying capital securities to permit repayment of the junior subordinated debt securities in full on the scheduled maturity date. If any junior subordinated debt securities are not paid on the scheduled maturity date, they will remain outstanding and Citigroup will continue to use its commercially reasonable efforts to sell sufficient qualifying capital securities to permit repayment of the junior subordinated debt securities in full. On          , 2077 (the “final repayment date”), Citigroup is required to pay any remaining outstanding principal and interest in full on the junior subordinated debt securities whether or not Citigroup has sold qualifying capital securities.

Citigroup Inc. has the right, on one or more occasions, to defer interest payments on the junior subordinated debt securities for one or more consecutive interest periods that do not exceed 5 years without being subject to its obligations under the alternative payment mechanism described in this prospectus and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default and acceleration. In the event of Citigroup Inc.’s bankruptcy, holders will have a limited claim for deferred interest.

Citigroup Capital will redeem the outstanding capital securities on the dates and to the extent the junior subordinated debt securities are redeemed. Accordingly, the capital securities may be redeemed at any time at Citigroup’s option at the redemption prices set forth in this prospectus. The redemption price will be 100% of the principal amount to be redeemed, plus accrued and unpaid interest through the date of redemption, for any redemption (i) in whole or in part, at any time on or after          , 2037, and (ii) in whole but not in part, at any time within 90 days of certain changes in investment company or bank regulatory law or interpretation. The redemption price in all other cases will be the applicable make-whole redemption price set forth in this prospectus. Under current rules and regulations, Citigroup would need regulatory approval to redeem the capital securities prior to          , 2057 but not thereafter. Additionally, any redemption of the junior subordinated debt securities prior to the termination of the capital replacement covenant will also be subject to the terms of such covenant described in this prospectus.

The junior subordinated debt securities will be subordinated to all existing and future senior, subordinated and junior subordinated debt of Citigroup, except for any debt that is by its terms subordinated to, or ranks equally with, the junior subordinated debt securities, and will be effectively subordinated to all liabilities of its subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. Citigroup will guarantee the capital securities on a subordinated basis to the extent described in this prospectus.

The capital securities will not be listed on any exchange.

Citigroup may offer, in one or more separate transactions, non-U.S. dollar denominated securities that are similar to the capital securities described in this prospectus. The junior subordinated debt securities described in this prospectus will rank pari passu with any junior subordinated debt securities issued in such a similar offering.

Investing in the capital securities involves a number of risks. See the “Risk Factors” section beginning on page 10, where specific risks associated with these capital securities are described, along with the other information in this prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Per Capital
	Security		Total

Public offering price		%	$
Underwriting commissions to be paid by Citigroup Inc.		%	$
Proceeds to Citigroup Capital XXI		%	$

Interest on the capital securities will accrue from          , 2007 to the date of delivery.

Citigroup expects that the capital securities will be ready for delivery in book-entry form only through The Depository Trust Company, Clearstream or Euroclear on or about          , 2007.

Citi
Sole Structuring Coordinator and Sole Bookrunner

TruPS® is a registered service mark of Citigroup Global Markets Inc. Citigroup Global Markets Inc. has applied for patent protection for the Enhanced TruPS® structure described in this prospectus.

          , 2007

This prospectus is an advertisement for the purposes of applicable measures implementing the European Council Directive 2003/71/EC (such Directive, together with any applicable implementing measures in the relevant home Member State under such Directive, the “Prospectus Directive”).

The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by Citigroup and the underwriters to inform themselves about, and to observe any such restrictions, and neither Citigroup nor any of the underwriters accepts any liability in relation thereto.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The capital securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such capital securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In connection with this issue, Citigroup Global Markets Inc. as stabilizing manager (or persons acting on behalf of the stabilizing manager) may over-allot capital securities (provided that the aggregate principal amount of capital securities allotted does not exceed 105% of the aggregate principal amount of the capital securities) or effect transactions with a view to supporting the market price of the capital securities at a higher level than that which might otherwise prevail. However, there is no obligation on the stabilizing manager (or persons acting on its behalf) to undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the capital securities is made and, if begun, may be discontinued at any time but must end no later than the earlier of 30 days after the issuance of the capital securities and 60 days after the allotment of the capital securities.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Underwriting.”

SUMMARY INFORMATION — Q&A

This summary provides a brief overview of the key aspects of Citigroup, Citigroup Capital and the capital securities. You should carefully read this prospectus to understand fully the terms of the capital securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. You should pay special attention to the “Risk Factors” section beginning on page 10 of this prospectus to determine whether an investment in the capital securities is appropriate for you.

What Are the Capital Securities?

Each capital security represents an undivided beneficial interest in the assets of Citigroup Capital XXI. Each capital security will entitle the holder to receive cash distributions as described in this prospectus. Citigroup Capital XXI is offering           capital securities at a price of $1,000 for each capital security, in minimum denominations of $5,000 and whole increments of $1,000.

Who Is Citigroup Capital XXI?

Citigroup Capital XXI (referred to in this prospectus as “Citigroup Capital” or the “trust”) is a Delaware statutory trust. Its principal place of business is c/o Citigroup Inc., 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

All of the common securities of Citigroup Capital will be owned by Citigroup Inc. Citigroup Capital will use the proceeds from the sale of the capital securities and the common securities to buy a series of     % fixed rate/floating rate junior subordinated deferrable interest debentures (referred to in this prospectus as the “junior subordinated debt securities”) from Citigroup with the same financial terms as the capital securities.

Who Is Citigroup Inc.?

Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup has more than 200 million customer accounts and does business in more than 100 countries. Citigroup’s activities are conducted through the Global Consumer Group, Markets & Banking, Global Wealth Management and Alternative Investments business segments. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly-owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration. Citigroup is the issuer of the junior subordinated debt securities.

Citigroup’s principal executive office is at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

When Will You Receive Distributions on the Capital Securities?

Citigroup Capital’s only source of cash to make payments on the capital securities are payments on the junior subordinated debt securities it purchases from Citigroup.

If you purchase the capital securities, you are entitled to receive cumulative cash distributions on the liquidation amount of $1,000 per capital security as follows:

•	from , 2007 to but excluding , 2037, at the annual rate of % payable semi-annually in arrears on and of each year, beginning , 2008;

•	from and including , 2037 to but excluding , 2057, at an annual rate equal to three-month LIBOR plus % payable quarterly in arrears on , , and , beginning , 2038; and

•	to the extent not repaid on or after the , 2057 scheduled maturity date, at an annual rate equal to one-month LIBOR plus % payable monthly in arrears on the day of each month, beginning , 2058.

When Will Payment of Your Distributions Be Deferred?

If Citigroup defers interest payments on the junior subordinated debt securities, Citigroup Capital will defer distributions on the capital securities. A deferral may extend for up to 10 years without causing an event of default and acceleration on the junior subordinated debt securities. A deferral of distributions cannot extend, however, beyond          , 2077 (the “final repayment date”) or earlier redemption of the junior subordinated debt securities.

What Are the Consequences of an Extension Period?

During any period in which Citigroup defers interest on the junior subordinated debt securities, which is referred to as an extension period, except as described on page 43, Citigroup will not, and will not permit its subsidiaries to:

•	declare or pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments relating to the foregoing; or

•	make any payment of interest, principal or premium on, or repay, purchase or redeem, any of its debt securities or guarantees that rank equally with the junior subordinated debt securities (collectively, “parity securities”) or junior to the junior subordinated debt securities.

In addition, if any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to certain exceptions, Citigroup will not, and will not permit its subsidiaries to, purchase any of its common stock for a one-year period following the payment of all deferred interest pursuant to the alternative payment mechanism described in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 44.

What Source of Funds May Citigroup Use to Pay Deferred Interest?

Citigroup may only use the net proceeds from the sale by it or by any of its subsidiaries of shares of its common stock and/or qualified warrants, which is referred to as the new equity amount, to pay deferred interest on the junior subordinated debt securities, provided that the use of other sources of funds to pay interest payments would not, by itself, be an event of default and acceleration under the indenture that would permit the trust or the holders of capital securities to accelerate the junior subordinated debt securities.

Notwithstanding the above, if a supervisory event (as defined herein) has occurred and is continuing, Citigroup may pay deferred interest with cash from any source, but Citigroup is not obligated to do so. Additionally, on the final repayment date of the junior subordinated debt securities, or in the case of an event of default and acceleration under the indenture, Citigroup may pay accrued and unpaid interest without regard to the source of funds. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” and “— Supervisory Events” for further details, including the definition of “new equity amount,” “APM maximum obligation,” “share cap amount” and “supervisory event.”

When Is Citigroup Obligated to Sell Equity to Pay Deferred Interest?

If an extension period continues beyond the fifth anniversary of the commencement thereof, or if Citigroup pays current interest earlier than the fifth anniversary of the commencement of such extension period, Citigroup will thereafter be obligated to continuously use its commercially reasonable efforts to sell shares of its common stock and, as promptly as practicable after such sale, to apply the net proceeds from such sale to pay deferred interest on the junior subordinated debt securities until all deferred interest is paid in full; provided, however, that a violation by Citigroup of its obligation to do so would not, by itself, be an event of default and acceleration under the indenture that would permit the trust or the holders of capital securities to accelerate the junior subordinated debt securities. Citigroup is not required to sell shares in excess of the APM maximum obligation and is not permitted to sell shares in an amount in excess of the then current share cap amount.

The “APM maximum obligation” is the maximum amount of proceeds from the sale of shares of common stock and/or qualified warrants that Citigroup is obligated to raise to pay deferred interest prior to the fifth anniversary of the commencement of an extension period. Once the APM maximum obligation is reached, Citigroup is excused from using its commercially reasonable efforts to sell its common stock and apply the proceeds to pay deferred interest until the date which is five years following the commencement of the extension period, at which time the APM maximum obligation is no longer applicable. The “share cap amount” will initially equal      million shares of Citigroup’s common stock. Citigroup is obligated to increase the share cap amount if such increase is necessary to allow Citigroup to sell sufficient shares to satisfy Citigroup’s obligations to pay deferred interest; provided that Citigroup will not be obligated under the indenture to increase the share cap amount above million shares. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism — APM Maximum Obligation” and “— Share Cap Amount.”

Notwithstanding the above, Citigroup has no obligation to sell shares of its common stock during a market disruption event and has no obligation either to sell shares of its common stock or to apply the net proceeds of such sale to pay deferred interest during a supervisory event. During a supervisory event, Citigroup may, at its option, choose to pay deferred interest using cash from any source (including from the sale of preferred stock), but Citigroup is not obligated to do so. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 44.

Citigroup has no obligation, under any circumstances, to sell qualified warrants or to apply the proceeds of such sale to pay deferred interest, but may do so, at its option.

Does Citigroup Need Regulatory Approval to Pay Deferred Interest?

The indenture provides that Citigroup may only pay deferred interest with the proceeds of the sale by it of shares of its common stock and/or qualified warrants, except in limited circumstances. The indenture further provides that Citigroup is obligated to notify the Federal Reserve of its intention to sell shares of its common stock or qualified warrants and apply the proceeds to pay deferred interest, and that Citigroup may only sell such securities and apply the proceeds to pay deferred interest if the Federal Reserve does not disapprove of such actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) from the date of such notice.

What Is a Market Disruption Event?

A market disruption event is any one of a list of events the occurrence and continuation of which excuses Citigroup from its obligation to (i) continuously use commercially reasonable efforts to sell shares of its common stock pursuant to the alternative payment mechanism and (ii) use its commercially reasonable efforts to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the principal amount of the junior subordinated debt securities on or after the scheduled maturity date as described below in “— What is the Scheduled Maturity Date?” You can find a complete list of market disruption events in “Description of the Junior Subordinated Debt Securities — Market Disruption Events” on page 47.

What Is a Supervisory Event?

A supervisory event shall occur if Citigroup notifies the Federal Reserve of its intention to sell shares of its common stock and use the proceeds of such sale to pay deferred interest on the junior subordinated debt securities pursuant to the alternative payment mechanism, and the Federal Reserve disapproves of either of such actions. See “Description of the Junior Subordinated Debt Securities — Supervisory Events” on page 48 for a complete description of a supervisory event. The occurrence and continuation of a supervisory event will excuse Citigroup from its obligation under the alternative payment mechanism to continuously use commercially reasonable efforts to sell shares of its common stock and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities. During the occurrence and continuation of a supervisory event, Citigroup will be permitted to pay deferred interest using cash from any source (including from the sale of preferred stock) without breaching its obligations under the indenture, but is not obligated to do so.

What is the Scheduled Maturity Date?

The “scheduled maturity date” is          , 2057, or if that date is not a business day, the next business day. Citigroup is required to repay the principal amount of the junior subordinated debt securities, together with accrued and unpaid interest, on the scheduled maturity date, subject to the limitations described below. Citigroup is required to repay the principal amount of the junior subordinated debt securities on the scheduled maturity date to the extent of the applicable percentage of net proceeds that it has raised from the issuance of “qualifying capital securities,” as described under “Certain Terms of the Capital Replacement Covenant,” during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date. If Citigroup has not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the junior subordinated debt securities on the scheduled maturity date, it will repay the junior subordinated debt securities to the extent of the applicable percentage of the net proceeds it has raised and the unpaid portion will remain outstanding. Citigroup will be required to repay the unpaid portion of the junior subordinated debt securities on each subsequent monthly interest payment date to the extent of the applicable percentage of the net proceeds it receives from any subsequent issuance of qualifying capital securities or upon the earliest to occur of:

•	the redemption of the junior subordinated debt securities;

•	an event of default and acceleration of the junior subordinated debt securities; and

•	, 2077, which is the “final repayment date.”

Citigroup will use its commercially reasonable efforts, subject to a “market disruption event,” as described under “Description of the Junior Subordinated Debt Securities — Market Disruption Events,” to raise sufficient net proceeds from the issuance of qualifying capital securities during the 180-day period described above to permit repayment of the junior subordinated debt securities in full on the scheduled maturity date in accordance with the preceding paragraph. If Citigroup is unable for any reason to raise sufficient proceeds, it will use its commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the junior subordinated debt securities on the following interest payment date, and on each monthly interest payment date thereafter, until the junior subordinated debt securities are paid in full.

Although Citigroup may issue replacement capital securities to repay the junior subordinated debt securities under the terms of the capital replacement covenant, Citigroup is not required to issue any securities other than qualifying capital securities pursuant to the obligation described above. Citigroup also is not required to use the net proceeds from the sale of securities other than qualifying capital securities, if any, to repay the junior subordinated debt securities on the scheduled maturity date or thereafter. In addition, Citigroup’s subsidiaries are not required to issue any securities in order to repay the junior subordinated debt securities and Citigroup is not required to use the proceeds from any sale of securities by its subsidiaries to repay the junior subordinated debt securities.

Although failure to comply with the foregoing provisions with respect to repayment of the junior subordinated debt securities on or after the scheduled maturity date would be a breach of Citigroup’s obligations under the indenture, it would not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

Any unpaid principal amount of the junior subordinated debt securities, together with accrued and unpaid interest, will be due and payable on the final repayment date, regardless of the net proceeds from the sale of qualifying capital securities or new equity amount (as defined in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism”) that Citigroup has received by that time.

Is Federal Reserve Approval Required to Redeem the Capital Securities on the Scheduled Maturity Date?

Under the Federal Reserve’s current risk-based capital adequacy guidelines, Federal Reserve approval is generally required for the early redemption of trust preferred securities included in regulatory capital. However, under currently applicable guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the junior subordinated debt securities as described above as, in this case, the redemption would not be an early redemption but would be pursuant to Citigroup’s contractual obligation to repay the junior subordinated debt securities on the scheduled maturity date, subject to the limitations described under “Description of the Junior Subordinated Debt Securities — Repayment of Principal — Scheduled Maturity Date.”

When Can Citigroup Capital Redeem the Capital Securities?

Citigroup Capital will redeem the outstanding capital securities on the dates and to the extent the junior subordinated debt securities are redeemed. Thus, the capital securities may be redeemed, in whole or in part, at the option of Citigroup (i) at any time prior to          , 2037 at a redemption price equal to the applicable make-whole redemption price described in “Description of the Junior Subordinated Debt Securities — Redemption” on page 38 and (ii) at any time on or after          , 2037 at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest.

The capital securities also may be redeemed, in whole but not in part, at any time at the redemption prices set forth below if certain changes in rating agency criteria, or in tax, investment company or bank regulatory law or interpretations occur and certain other conditions are satisfied. If the capital securities are redeemed prior to          , 2037 due to a tax event or a rating agency event (each as defined herein), the redemption price will be equal to the applicable make-whole redemption price described in “Description of the Junior Subordinated Debt Securities — Redemption” on page 38. In the case of an investment company event or a regulatory capital event (each as defined herein), the redemption price will be equal to 100% of the principal amount being redeemed plus accrued and unpaid interest.

Under current rules and regulations, Citigroup would need regulatory approval to redeem the capital securities prior to the scheduled maturity date but not thereafter. See “Risk Factors — The Federal Reserve May Restrict the Ability of Citigroup Capital to Make Distributions on or Redeem the Capital Securities” on page 14 and “Description of the Junior Subordinated Debt Securities — Special Event Redemption” on page 39. Additionally, any redemption of the junior subordinated debt securities prior to the termination of the capital replacement covenant will be subject to the terms of the capital replacement covenant. See “Risk Factors — Citigroup’s Right to Redeem the Junior Subordinated Debt Securities Is Limited by the Capital Replacement Covenant” on page 12.

What Is the Capital Replacement Covenant?

Citigroup will covenant, for the benefit of certain holders of long-term indebtedness that is senior to the junior subordinated debt securities, that it will not repay, redeem or purchase, and it will cause its subsidiaries, including Citigroup Capital, not to repay, redeem or purchase the junior subordinated debt securities or the capital securities prior to          , 2067, unless:

•	the total amount repaid or the applicable redemption or purchase price is equal to or less than the sum of the following:

(i) the applicable percentage of the aggregate amount of (a) net cash proceeds received by Citigroup or its subsidiaries from the sale of common stock and rights to acquire common stock, (b) the market value of any common stock that Citigroup or its subsidiaries have delivered as consideration for property or assets in an arm’s length transaction and (c) the market value of any common stock that Citigroup and its subsidiaries have issued in connection with the conversion of any convertible or exchangeable securities, other than securities for which Citigroup or any of its subsidiaries has received equity credit from any rating agency; plus

(ii) the applicable percentage of the aggregate net cash proceeds received by Citigroup or its subsidiaries from the sale of mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and REIT preferred securities; plus

(iii) the applicable percentage of the aggregate amount of net cash proceeds received by Citigroup and its subsidiaries from the sale of qualifying capital securities;

in each case to persons other than Citigroup or its subsidiaries and since the most recent measurement date (without double counting proceeds received in any prior measurement period); and

•	in the case of a redemption or purchase prior to the scheduled maturity date, Citigroup has obtained the prior concurrence or approval of the Federal Reserve prior to effecting such redemption, if such concurrence or approval is required by the Federal Reserve.

The term “repay” in this paragraph includes the defeasance by Citigroup of the junior subordinated debt securities, as well as the satisfaction and discharge of its obligations under the indenture.

For a more detailed description of the capital replacement covenant, including the definitions of certain terms used in this section, see “Certain Terms of the Capital Replacement Covenant” on page 60.

Who Can Enforce the Capital Replacement Covenant?

Only the holders of the designated long-term indebtedness will have the right to enforce the capital replacement covenant. This means that you, as a holder of the capital securities, will have no right to enforce it and this covenant will not be a part of the indenture governing the junior subordinated debt securities or the declaration of trust of Citigroup Capital. The initial series of covered debtholders are the holders of Citigroup’s 6.00% junior subordinated debt securities due September 27, 2034 underlying the 6.00% Capital Securities (TruPS®) issued by Citigroup Capital XI (CUSIP: 17307Q205).

What Is Citigroup’s Guarantee of the Capital Securities?

Citigroup’s guarantee of the capital securities consists of:

•	its obligations to make payments on the junior subordinated debt securities;

•	its obligations under the capital securities guarantee; and

•	its obligations under the amended and restated declaration of trust of Citigroup Capital, which sets forth the terms of Citigroup Capital.

Citigroup has irrevocably guaranteed that if funds are available to Citigroup Capital but, for any reason, Citigroup Capital does not make the distribution or redemption payment to the holders of the capital securities, then Citigroup will make the payments directly to the holders of the capital securities. The guarantee does not cover payments when Citigroup Capital does not have sufficient available funds to make payments on the capital securities.

Citigroup’s obligations under the guarantee are subordinated as described under “Description of Guarantee — Status of the Guarantee” on page 57.

What Is the Anticipated U.S. Federal Income Tax Treatment of the Capital Securities?

In connection with the issuance of the capital securities, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Citigroup, will render its opinion that, while there is no authority directly on point and the issue is not free from doubt, the junior subordinated debt securities will be treated for United States federal income tax purposes as indebtedness of Citigroup. This opinion is subject to certain customary conditions. By investing in the capital securities, each beneficial owner of capital securities agrees to treat the junior subordinated debt securities as debt for U.S. federal income tax purposes.

Under that treatment, interest payments on the junior subordinated debt securities will be taxable to U.S. holders as ordinary interest income at the time that such payments are accrued or are received (in accordance with such holders’ method of tax accounting). If a deferral of an interest payment occurs, United States holders will be required to accrue income for U.S. federal income tax purposes in an amount equal to the accumulated interest on the junior subordinated debt securities, in the form of original issue discount, even though cash distributions are deferred and even though such holders may be cash basis taxpayers. See “United States Federal Income Tax Considerations” on page 72.

When Could the Junior Subordinated Debt Securities Be Distributed to You?

Citigroup has the right to dissolve Citigroup Capital at any time, subject to prior approval of the Federal Reserve, if required. If Citigroup terminates Citigroup Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the capital replacement covenant), Citigroup Capital will redeem the capital securities by distributing the junior subordinated debt securities to holders of the capital securities and the common securities on a ratable basis.

Will Holders of the Capital Securities Have Any Voting Rights?

Generally, the holders of the capital securities will not have any voting rights. See “Description of the Capital Securities — Voting Rights” on page 24.

How Will the Junior Subordinated Debt Securities Rank?

Citigroup’s obligations under the junior subordinated debt securities and the guarantee will rank junior to all of Citigroup’s senior indebtedness (as defined on page 36), including junior subordinated debt securities issued under the “prior junior subordinated debt indentures” (as defined on page 36) in connection with the issuance of trust preferred securities and pari passu with Citigroup’s junior subordinated debt securities issued in connection with other enhanced trust preferred securities, trade accounts payable and other liabilities as described in “Description of the Junior Subordinated Debt Securities — Subordination” on page 35. This means that Citigroup cannot make any payments on the junior subordinated debt securities or the guarantee if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, Citigroup’s obligations under the junior subordinated debt securities and the guarantee will be structurally subordinated to all existing and future liabilities of Citigroup’s subsidiaries.

Is the Amount of Deferred Interest You May Claim in Bankruptcy Limited?

If certain bankruptcy, liquidation or reorganization events occur with respect to Citigroup, the holders of the junior subordinated debt securities have no claim under the terms of the indenture for payment of deferred interest on the junior subordinated debt securities to the extent such deferred interest (including compounded interest) exceeds 25% of the then outstanding aggregate principal amount of the junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Limitation on Claims with Respect to Certain Deferred Interest” on page 38.

In What Form Will the Capital Securities Be Issued?

The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. Citigroup Capital expects that the capital securities will be ready for delivery through DTC, Euroclear and Clearstream on or about          , 2007.

Are There any ERISA Consequences?

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, commonly referred to as ERISA, or a plan or account to which Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, applies or any entity whose underlying assets include the assets of any such plan or account will be permitted to purchase, hold or dispose of the securities only subject to the conditions described in “ERISA Considerations” beginning on page 76. Purchases by governmental and other plans subject to any substantially similar law will also be subject to similar conditions. Please refer to “ERISA Considerations” on page 76 for further information.

RATIO OF INCOME TO FIXED CHARGES AND RATIO OF INCOME TO
COMBINED FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS

The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup, in each case for each of the five most recent fiscal years and for the nine months ended September 30, 2007.

	Nine Months Ended	Year Ended December 31,
	September 30, 2007	2006	2005	2004	2003	2002

Ratio of income to fixed charges (excluding interest on deposits)	1.50	1.82	2.25	2.65	3.42	2.52
Ratio of income to fixed charges (including interest on deposits)	1.32	1.52	1.79	2.01	2.43	1.90
Ratio of income to combined fixed charges including preferred stock dividends (excluding interest on deposits)	1.50	1.81	2.24	2.63	3.39	2.50
Ratio of income to combined fixed charges including preferred stock dividends (including interest on deposits)	1.32	1.51	1.79	2.00	2.41	1.89

RISK FACTORS

Your investment in the capital securities will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the capital securities is suitable for you.

Citigroup Is Not Required to Pay You Under the Guarantee and the Junior Subordinated Debt Securities Unless It First Makes Other Required Payments.

Citigroup’s obligations under the junior subordinated debt securities and the guarantee will rank junior to all of Citigroup’s senior indebtedness as described on page 36. This means that Citigroup cannot make any payments on the junior subordinated debt securities or the guarantee if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full.

In the event of the bankruptcy, liquidation or dissolution of Citigroup, its assets would be available to pay obligations under the junior subordinated debt securities and the guarantee only after Citigroup made all payments on its senior indebtedness.

In addition, Citigroup’s obligations under the junior subordinated debt securities and the guarantee will be “structurally subordinated” to all existing and future liabilities of Citigroup’s subsidiaries. This means that in the event of an insolvency, liquidation, bankruptcy or other reorganization of any subsidiary, holders of the junior subordinated debt securities will be creditors of Citigroup only and will have no direct claim against any such subsidiary but may only recover by virtue of Citigroup’s equity interest. As a result, all existing and future liabilities of Citigroup’s subsidiaries, including claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of such subsidiaries have the right to be satisfied in full prior to receipt by Citigroup of any payment as a stockholder of its subsidiaries.

None of the capital securities, the junior subordinated debt securities or the guarantee limits the ability of Citigroup and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debt securities and the guarantee. See “Description of Guarantee — Status of the Guarantee” and “Description of the Junior Subordinated Debt Securities — Subordination” on pages 57 and 35, respectively.

Citigroup Is Not Required to Pay You Under the Guarantee If Citigroup Capital Does Not Have Cash Available.

The ability of Citigroup Capital to make payments on the capital securities is solely dependent upon Citigroup making the related payments on the junior subordinated debt securities when due.

If Citigroup defaults on its obligations to make payments on the junior subordinated debt securities, Citigroup Capital will not have sufficient funds available to make payments on the capital securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Your options if this happens are discussed on page 32.

Citigroup’s Obligation to Repay the Junior Subordinated Debt Securities on the Scheduled Maturity Date Is Subject to Issuance of Qualifying Capital Securities.

Citigroup is required to repay the junior subordinated debt securities on the scheduled maturity date only to the extent of the applicable percentage of net proceeds that it has raised from the issuance of qualifying capital securities (as defined under “Certain Terms of the Capital Replacement Covenant”) within a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date. If Citigroup has not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the junior subordinated debt securities on the scheduled maturity date, it will repay the junior subordinated debt securities to the extent of the applicable percentage of the net proceeds it has received and the unpaid portion will remain outstanding. In that event, Citigroup will be required to use commercially reasonable efforts to issue qualifying capital securities and to apply the applicable percentage of the net proceeds thereof to repay the unpaid principal amount of the junior subordinated debt securities on each subsequent monthly interest payment date until:

•	it has raised sufficient net proceeds to permit repayment in full in accordance with this requirement;

•	payment of the junior subordinated debt securities is accelerated upon the occurrence of an event of default and acceleration; or

•	the final repayment date for the junior subordinated debt securities.

Citigroup’s ability to issue qualifying capital securities in connection with this obligation to repay the junior subordinated debt securities will depend on, among other things, legal and regulatory requirements, market conditions at the time the obligation arises, and the acceptability to prospective investors of the terms of these qualifying capital securities. Although Citigroup has agreed to use its commercially reasonable efforts to issue sufficient qualifying capital securities during the 180-day period described above to repay the junior subordinated debt securities and from month to month after that period until the junior subordinated debt securities are repaid in full, its failure to use such commercially reasonable efforts to issue qualifying capital securities would not be an event of default under the indenture or give rise to a right of acceleration or similar remedy until the final repayment date. In addition, Citigroup will be excused from using its commercially reasonable efforts to issue sufficient qualifying capital securities if certain market disruption events occur.

Although Citigroup may issue replacement capital securities to repay the junior subordinated debt securities under the terms of the capital replacement covenant, Citigroup has no obligation to issue any securities other than qualifying capital securities in connection with its obligation to repay the junior subordinated debt securities on the scheduled maturity date or, if applicable, thereafter. In addition, Citigroup is not required to use the net proceeds from the sale of securities other than qualifying capital securities, if any, to repay the junior subordinated debt securities on the scheduled maturity date or, if applicable, thereafter. Citigroup’s subsidiaries also are not required to issue any securities in order to repay the junior subordinated debt securities and Citigroup is not required to use the proceeds from any sale of securities by its subsidiaries to repay the junior subordinated debt securities.

Citigroup may in the future issue parity securities having a scheduled maturity date earlier than that of the junior subordinated debt securities. Accordingly, if any such parity securities are outstanding on the scheduled maturity date, Citigroup will be required to repay them in connection with the issuance of qualifying capital securities before repaying the junior subordinated debt securities. You will have limited rights if Citigroup fails to issue qualifying capital securities. See “— You Have Limited Remedies for Defaults Under the Indenture” below.

Deferral of Distributions Would Have Adverse Tax Consequences for You and May Adversely Affect the Trading Price of the Capital Securities.

If distributions on the capital securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the junior subordinated debt securities held by Citigroup Capital before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the capital securities before the end of any extension period or before the record date relating to distributions that are paid.

Citigroup has no current intention of deferring interest payments on the junior subordinated debt securities and believes that such deferral is a remote possibility. However, if Citigroup exercises its right in the future, the capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. If you sell the capital securities during an extension period, you may not receive the same return on investment as someone else who continues to hold the capital securities. In addition, the existence of Citigroup’s right to defer payments of interest on the junior subordinated debt securities may mean that the market price for the capital securities, which represent an undivided beneficial interest in the junior subordinated debt securities, may be more volatile than other securities that are not subject to such a deferral right.

See “United States Federal Income Tax Considerations” on page 72 for more information regarding the tax consequences of purchasing, holding and selling the capital securities.

The Alternative Payment Mechanism Permits Certain Payments on Citigroup Securities During Extension Periods.

Substantially all of Citigroup’s existing debt other than certain existing parity securities ranks senior to the junior subordinated debt securities. During an extension period, Citigroup may be required to make certain payments on parity securities that Citigroup may issue in the future that are not made pro rata with payments on the junior subordinated debt securities or other parity securities. Failure to make these payments could cause Citigroup to breach the terms of the instruments governing such parity securities. In consequence, the terms of the junior subordinated debt securities permit Citigroup to make any payment of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities.

The terms of the junior subordinated debt securities also permit Citigroup during an extension period to make any payment of current or deferred interest on parity securities that is made pro rata with amounts due on the junior subordinated debt securities, subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism — Obligations After Five Years of Deferral or Earlier Payment of Current Interest During Extension Period” to the extent that it applies. The terms of the indenture, the guarantee and the declaration with respect to Citigroup Capital and the capital securities do not limit Citigroup’s ability to incur additional debt, including secured or unsecured debt, or to issue parity securities.

Citigroup May Redeem the Junior Subordinated Debt Securities at Any Time.

Citigroup may redeem the junior subordinated debt securities at any time at its option or if certain changes in rating agency criteria, or in tax, investment company or bank regulatory law or interpretations occur. That redemption would cause a mandatory redemption of the capital securities. An IRS pronouncement affecting the tax treatment of the junior subordinated debt securities could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the junior subordinated debt securities and changes or proposed changes in the treatment of the capital securities for Federal Reserve capital adequacy purposes could result in the junior subordinated debt securities being redeemed earlier than would otherwise be the case. See “Description of the Junior Subordinated Debt Securities — Redemption” for a further description of these events and the redemption prices payable upon an early redemption.

If the capital securities were redeemed, the redemption would be a taxable event to you. See “Description of the Junior Subordinated Debt Securities — Redemption” and “— Special Event Redemption” below.

Citigroup’s Right to Redeem the Junior Subordinated Debt Securities Is Limited by the Capital Replacement Covenant.

Although the junior subordinated debt securities may be redeemed by Citigroup at any time as set forth in this prospectus, the capital replacement covenant, which is described under “Certain Terms of the Capital Replacement Covenant” on page 60, will limit Citigroup’s right to redeem the junior subordinated debt securities. In the capital replacement covenant, Citigroup will covenant, for the benefit of holders of a designated series of its indebtedness that ranks senior to the junior subordinated debt securities, that it will not redeem or purchase, and it will cause its subsidiaries, including Citigroup Capital, not to redeem or purchase junior subordinated debt securities or capital securities before          , 2067, unless during the applicable measurement period prior to redemption date, it has received proceeds from the sale of replacement capital securities.

Accordingly, there could be circumstances in which it would be in the interest of both you and Citigroup that some or all of the capital securities be redeemed, and sufficient cash is available for that purpose, but Citigroup will be restricted from doing so because it was not able to obtain proceeds from the sale of replacement capital securities.

The Indenture Limits Citigroup’s Source of Funds to Pay Deferred Interest to Proceeds of Common Stock or Qualified Warrant Sales, Except in Limited Circumstances.

The indenture provides that, except in limited circumstances, if Citigroup elects to defer interest payments on the junior subordinated debt securities, resulting in a corresponding deferral of distributions on the capital securities, Citigroup will be limited to paying deferred interest from the proceeds of sales of its common stock and/or, at its option, its qualified warrants unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 44. Citigroup may not be able to sell sufficient shares of its common stock or qualified warrants to generate proceeds required to fund its deferred interest obligations, either within any particular time period or at all. Citigroup’s ability to market its common stock or qualified warrants will depend on a variety of factors both within and beyond its control, including its financial performance, the strength of the equity markets generally, the relative demand for stock of companies within its industry and dilution caused by prior stock offerings or issuances. Moreover, Citigroup may encounter difficulties in successfully marketing its common stock and qualified warrants, particularly during times when it is subject to the restrictions on dividends as a result of the deferral of interest. If Citigroup does not sell sufficient common stock or qualified warrants to fund deferred interest payments in these circumstances, it will not be permitted to pay deferred interest to Citigroup Capital and, accordingly, no payment of distributions may be made on the capital securities, even if Citigroup has cash available from other sources.

The Indenture Limits Citigroup’s Obligation to Raise Proceeds from the Sale of Common Stock or Qualified Warrants to Pay Deferred Interest During the First Five Years of an Extension Period.

During the first five years of an extension period, Citigroup has no obligation to pay deferred interest unless it pays current interest. Additionally, the indenture limits Citigroup’s obligation to raise proceeds from the sale of shares of common stock or qualified warrants to pay deferred interest prior to the fifth anniversary of the commencement of an extension period in excess of an amount referred to as the “APM maximum obligation.” Once Citigroup reaches the APM maximum obligation for an extension period, Citigroup will no longer be obligated to sell common stock or qualified warrants to pay deferred interest unless such deferral extends beyond the date which is five years following the commencement of the relevant extension period. Although Citigroup has the right to sell shares of common stock or qualified warrants in excess of the APM maximum obligation during an extension period, Citigroup has no obligation to do so. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism — Obligations After Five Years of Deferral or Earlier Payment of Current Interest During Extension Period” on page 44.

The Indenture Limits the Number of Shares of Common Stock that Citigroup May Sell to Pay Deferred Interest.

The indenture limits the amount of Citigroup common stock that Citigroup is permitted to sell to pay deferred interest to the then current share cap amount. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism — Share Cap Amount” on page 47. If the then current share cap amount equals      million shares and the number of shares of Citigroup common stock that Citigroup needs to sell in order to pay deferred interest in full exceeds this share cap amount, Citigroup may continue to defer interest in excess of the proceeds of sales of Citigroup common stock up to the share cap amount. Such deferral will not constitute an event of default and acceleration unless it extends beyond the date which is ten years following the first interest payment date on which Citigroup deferred interest.

Citigroup Must Notify the Federal Reserve Before Paying Deferred Interest with Proceeds of Common Stock or Qualified Warrant Sales.

The indenture provides that Citigroup must notify the Federal Reserve (1) of the commencement of any extension period, (2) of the fifth anniversary of the commencement of an extension period that is continuing or earlier payment of current interest during an extension period, and (3) of its intention to sell shares of its common stock and/or qualified warrants and to apply the net proceeds of such sale to pay deferred interest at least 25 business days in advance of the payment date (or such longer period as may be required by Federal Reserve order or other supervisory action). In addition, under the indenture, Citigroup may only sell its common stock or qualified warrants and apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities if the Federal Reserve has not disapproved of either of these actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) of the notice pursuant to clause (3) above or has withdrawn its prior disapproval.

Moreover, if Citigroup has notified the Federal Reserve of its intention to sell its common stock and apply the proceeds to pay deferred interest and the Federal Reserve has disapproved of either of these actions, such request and disapproval will constitute a supervisory event that will excuse Citigroup from its obligation to continuously use commercially reasonable efforts to sell its common stock and to apply proceeds from such sale to pay deferred interest on the junior subordinated debt securities.

Upon the Occurrence of Certain Bankruptcy, Liquidation and Reorganization Events with Respect to Citigroup, Amounts Attributable to Deferred and Unpaid Interest May Be Limited.

If certain bankruptcy, liquidation or reorganization events occur with respect to Citigroup, the holders of the junior subordinated debt securities have no claim under the terms of the indenture for payment of deferred interest on the junior subordinated debt securities to the extent such deferred interest (including compounded interest) exceeds 25% of the then outstanding aggregate principal amount of the junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Limitation on Claims with Respect to Certain Deferred Interest” on page 38.

There Could Be an Adverse Tax Consequence to You If Citigroup Terminates Citigroup Capital and Distributes Junior Subordinated Debt Securities to Holders.

Citigroup has the right to terminate Citigroup Capital at any time, so long as it obtains any required regulatory approval. If Citigroup decides to exercise its right to terminate Citigroup Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the capital replacement covenant), Citigroup Capital will redeem the capital securities and common securities by distributing the junior subordinated debt securities to holders of the capital securities and common securities on a ratable basis.

Under current United States federal income tax law, a distribution of junior subordinated debt securities to you on the dissolution of Citigroup Capital would not be a taxable event to you. However, if Citigroup Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of junior subordinated debt securities may be a taxable event to you.

The Federal Reserve May Restrict the Ability of Citigroup Capital to Make Distributions on or Redeem the Capital Securities.

The Federal Reserve will have the right to supervise Citigroup Capital and its activities because it is a subsidiary of Citigroup. Under certain circumstances, including any determination that Citigroup’s relationship to Citigroup Capital would result in an unsafe and unsound banking practice, the Federal Reserve has the authority to issue orders that could restrict the ability of Citigroup Capital to make distributions on or to redeem the capital securities.

There Can Be No Assurance as to the Market Prices for the Capital Securities or the Junior Subordinated Debt Securities.

Citigroup Capital and Citigroup cannot give you any assurance as to the market prices for the capital securities or the junior subordinated debt securities that may be distributed in exchange for capital securities. Accordingly, the capital securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that a holder of capital securities may receive in exchange for capital securities, may trade at a discount to the price that the investor paid to purchase the capital securities. As a result of the right to defer payments on the capital securities, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to such a deferral right.

There May Be No Trading Market for the Capital Securities.

Citigroup does not intend to list the capital securities on the New York Stock Exchange or any other securities exchange. Although Citigroup has been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Therefore, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

Because You Have Limited Voting Rights, You Cannot Prevent the Citigroup Capital Trustees from Taking Actions You May Not Agree With.

You will have limited voting rights. In particular, except for the limited exceptions described below, only Citigroup can elect or remove any of the Citigroup Capital trustees. See “Description of the Capital Securities — Voting Rights” on page 24.

You Have Limited Remedies for Defaults Under the Indenture.

Although various events may constitute defaults under the indenture, a default that is not an “event of default and acceleration” will not trigger the acceleration of principal and interest on the junior subordinated debt securities. Such acceleration of principal and interest will occur only upon Citigroup’s failure to pay in full all interest accrued upon the conclusion of an extension period of 10 years or as a result of specified events of bankruptcy, insolvency, or reorganization of Citigroup. See “Description of the Junior Subordinated Debt Securities — Indenture Events of Default and Acceleration” on page 49.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, Citigroup and Citigroup Capital filed a registration statement (No. 333-135163) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information. Citigroup has filed the exhibits discussed in this prospectus with the registration statement, and you should read the exhibits carefully for provisions that may be important to you.

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC’s public reference room in Washington, D.C. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-09924):

(a) Annual Report on Form 10-K for the year ended December 31, 2006;

(b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

(c) Current Reports on Form 8-K filed on January 9, 2007, January 19, 2007 (excluding Item 2.02 Current Report on Form 8-K filed on that date), February 2, 2007, February 7, 2007, February 12, 2007. February 16, 2007, February 27, 2007, March 1, 2007, March 6, 2007, March 7, 2007, March 8, 2007, March 15, 2007, March 19, 2007, April 17, 2007, April 27, 2007, May 25, 2007 May 29, 2007, May 31, 2007, June 29, 2007, July 2, 2007, July 24, 2007, July 27, 2007, August 8, 2007, August 13, 2007, August 15, 2007, August 16, 2007, August 17, 2007, August 27, 2007, September 18, 2007, October 1, 2007, October 2, 2007, October 19, 2007, October 23, 2007, October 26, 2007, October 31, 2007, November 5, 2007, November 8, 2007, November 9, 2007, November 14, 2007, November 21, 2007, November 27, 2007, December 5, 2007, December 11, 2007 and December 14, 2007.

All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

Citigroup Document Services
140 58th Street, Suite 7i
Brooklyn, NY 11220
(877) 936-2737 (toll free)
(718) 765-6514 (outside the U.S.)

You should only rely on the information provided in this prospectus, as well as the information incorporated by reference. Citigroup is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Citigroup’s business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup’s management’s beliefs and assumptions and on information currently available to Citigroup’s management. Forward-looking statements include information concerning Citigroup’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.

CITIGROUP INC.

Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup has more than 200 million customer accounts and does business in more than 100 countries. Citigroup’s activities are conducted through the Global Consumer Group, Markets & Banking, Global Wealth Management and Alternative Investments business segments. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly-owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration. Citigroup is the issuer of the junior subordinated debt securities.

Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup’s subsidiaries that operate in the banking and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup’s ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup’s major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.

Citigroup’s principal office is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

Recent Developments

On November 4, 2007, Citigroup issued a press release announcing significant declines since September 30, 2007 in the fair value of the approximately $55 billion in U.S. sub-prime related direct exposures in its Securities and Banking business. Citigroup estimated that the reduction in revenues attributable to these declines ranged from approximately $8 billion to $11 billion (representing a decline of approximately $5 billion to $7 billion in net income on an after-tax basis). The impact on Citigroup’s financial results for the fourth quarter from changes in the fair value of these exposures will depend on future market developments and could differ materially from the range above. Citigroup also stated in the press release that it expected that market conditions will continue to evolve, and that the fair value of these exposures and Citigroup’s other positions will frequently change. Citigroup filed the press release on a current report on Form 8-K on November 5, 2007.

On November 5, 2007, Citigroup filed its quarterly report on Form 10-Q, which includes important additional information, including information about Citigroup’s businesses and the uncertainties associated with recent adverse market developments.

Investors should read the foregoing and other periodic and current reports for information relating to Citigroup, including the information in the Forms 8-K filed with the SEC on December 11, 2007 and December 14, 2007 related to senior personnel changes and the information in the Form 8-K filed with the SEC on December 14, 2007 related to developments regarding Citi-advised structured investment vehicles.

Since the November 4 and 5 disclosures, Citigroup and its officers and directors have been named as defendants in a number of purported class action, derivative and other suits alleging, among other things, securities law violations, breach of fiduciary duties, corporate waste, ERISA violations, and other alleged causes of action relating directly or indirectly to the sub-prime exposures and related matters. Citigroup intends to defend itself vigorously in all of these cases.

USE OF PROCEEDS

All of the net proceeds from the sale of the capital securities will be invested by Citigroup Capital in junior subordinated debt securities of Citigroup. Citigroup will use the proceeds from the sale of the junior subordinated debt securities to Citigroup Capital for general corporate purposes, which may include:

•	funding the business of its operating units;

•	funding investments in, or extensions of credit or capital contributions to, its subsidiaries;

•	financing of possible acquisitions or business expansion; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup expects to incur additional indebtedness in the future to fund its business.

DESCRIPTION OF THE CAPITAL SECURITIES

The capital securities will be issued pursuant to the terms of the amended and restated declaration of trust of Citigroup Capital. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939. The institutional trustee, The Bank of New York, will act as indenture trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the capital securities is not intended to be complete and is qualified by the declaration, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act. A form of the declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The declaration authorizes the regular trustees to issue on behalf of Citigroup Capital the common securities and the capital securities. These trust securities represent undivided beneficial interests in the assets of Citigroup Capital. All of the common securities will be owned, directly or indirectly, by Citigroup. The common securities rank equally, and payments will be made on the common securities on a ratable basis, with the capital securities. If a default under the declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. The declaration does not permit the issuance by Citigroup Capital of any securities other than the trust securities or the incurrence of any indebtedness by Citigroup Capital.

Pursuant to the declaration, the institutional trustee will hold title to the junior subordinated debt securities purchased by Citigroup Capital for the benefit of the holders of the trust securities. The payment of distributions out of money held by Citigroup Capital, and payments upon redemption of the capital securities or liquidation of Citigroup Capital out of money held by Citigroup Capital, are guaranteed by Citigroup to the extent described under “Description of Guarantee.” The guarantee will be held by The Bank of New York, the guarantee trustee, for the benefit of the holders of the capital securities. The guarantee does not cover payment of distributions when Citigroup Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of capital securities is to:

•	vote to direct the institutional trustee to enforce the institutional trustee’s rights under the junior subordinated debt securities; or

•	if the failure of Citigroup Capital to pay distributions is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities, sue Citigroup, on or after the respective due dates specified in the junior subordinated debt securities, for enforcement of payment to such holder of the principal or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder.

Distributions

The distribution rate and the distribution payment dates and other payment dates for the capital securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities.

Distributions on the capital securities will be cumulative and will be payable until redemption on the stated liquidation amount of $1,000 per capital security:

•	semi-annually in arrears on and of each year, beginning on , 2008 until , 2037;

•	quarterly in arrears on , , and of each year, beginning on , 2038; and

•	to the extent not repaid on or after the , 2057 scheduled maturity date, monthly in arrears on the day of each month, beginning on , 2058.

The amount of distributions payable for any period ending on or prior to           , 2037 will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of distributions payable for any period ending after          , 2037 will be computed on the basis of a 360-day year and the actual number of days elapsed.

Distributions not paid when due, or when they would be due if not for any extension period or default by Citigroup on the junior subordinated debt securities, will themselves accumulate additional interest. When this prospectus refers to any payment of distributions, distributions include any such interest payable unless otherwise stated. See “Description of the Junior Subordinated Debt Securities — Interest.”

When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

Deferral of Distributions.  Citigroup has the right under the indenture to defer interest payments on the junior subordinated debt securities for one or more consecutive interest periods that do not exceed 10 years, subject to certain conditions, during which no interest shall be due and payable. A deferral of interest payments cannot extend, however, beyond the final repayment date or earlier redemption of the junior subordinated debt securities. An extension period begins on the first interest payment date on which interest has been deferred and terminates on the first day thereafter on which all amounts deferred, including accrued interest thereon, have been repaid in cash. As a consequence of Citigroup’s extension of the interest payment period, distributions on the capital securities would be deferred during any such extended interest payment period. During an extension period, the amount of distributions due to you will continue to accumulate and such deferred distributions will themselves accrue interest. Citigroup will not, and will not permit its subsidiaries to, make certain payments during an extension period. However, Citigroup may pay current interest at any time with cash from any source. See “Description of the Junior Subordinated Debt Securities — Restrictions Applicable During an Extension Period and Certain Other Circumstances.”

Upon the termination of any extension period and the payment of all amounts then due, Citigroup may commence a new extension period, which must comply with the above requirements. Consequently, there could be several extension periods of varying lengths throughout the term of the junior subordinated debt securities. The regular trustees shall give the holders of the capital securities notice of any extension period upon their receipt of notice thereof from Citigroup. If distributions are deferred, the deferred distributions and accrued interest on such distributions will be paid to holders of record of the capital securities as they appear on the securities register of Citigroup Capital on the record date immediately preceding the termination of the related extension period. See “Description of the Junior Subordinated Debt Securities — Interest” and “— Option to Extend Interest Payment Period.”

Payment of Distributions.  Distributions on the capital securities will be payable to the extent that Citigroup Capital has funds available for the payment of such distributions. Citigroup Capital’s funds available for distribution to the holders of the capital securities will be limited to payments received from Citigroup on the junior subordinated debt securities. The payment of distributions out of monies held by Citigroup Capital is guaranteed by Citigroup to the extent set forth under “Description of Guarantee.” See “Description of the Junior Subordinated Debt Securities.”

Distributions on the capital securities will be payable to the holders named on the securities register of Citigroup Capital at the close of business on the relevant record dates. As long as the capital securities remain in book-entry only form, the record date will be one business day before the distribution dates. Such distributions will be paid through the institutional trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. Unless any applicable laws and regulations and the provisions of the declaration state otherwise, each such payment will be made as described under “— Book-Entry Procedures and Settlement” below.

In the event that the capital securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the capital securities are listed and, if none, the regular trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the capital securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. A “business day” means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.

Redemption of Trust Securities

The capital securities have no stated maturity date but will be redeemed upon the redemption of the junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Redemption.” The capital securities may be redeemed, in whole or in part, at the option of Citigroup at any time at the prices described in “Description of the Junior Subordinated Debt Securities — Redemption.” The capital securities also may be redeemed, in whole but not in part, at any time upon the occurrence of a Tax Event, an Investment Company Event, a Rating Agency Event, a Regulatory Capital Event (each as defined in “Description of the Junior Subordinated Debt Securities — Special Event Redemption”) at the prices described in “Description of the Junior Subordinated Debt Securities — Redemption.” Additionally, any redemption of the junior subordinated debt securities prior to the termination of the capital replacement covenant will be subject to the terms of the capital replacement covenant.

If then required, Citigroup will obtain the concurrence or approval of the Federal Reserve before exercising its redemption rights prior to the scheduled maturity date. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the junior subordinated debt securities as, in this case, the redemption would not be an early redemption but would be pursuant to Citigroup’s contractual obligation to repay the junior subordinated debt securities, subject to the limitations described under “Description of the Junior Subordinated Debt Securities — Repayment of Principal — Scheduled Maturity Date.”

Upon the redemption of the junior subordinated debt securities, Citigroup Capital will use the cash it receives to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 or more than 60 days’ notice. In the event that fewer than all of the outstanding capital securities are to be redeemed, the capital securities will be redeemed on a ratable basis. See “— Special Event Redemption” and “Description of the Junior Subordinated Debt Securities — Redemption.”

Distribution of the Junior Subordinated Debt Securities

Citigroup has the right to dissolve Citigroup Capital at any time, subject to prior approval of the Federal Reserve, if required. If Citigroup terminates Citigroup Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the capital replacement covenant), Citigroup Capital will redeem the capital securities, after satisfaction of the liabilities of creditors of Citigroup Capital as provided by applicable law, by distributing the junior subordinated debt securities to holders of the capital securities and the common securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding, in minimum denominations of $5,000 and whole multiples of $1,000.

After the date for any distribution of junior subordinated debt securities upon dissolution of Citigroup Capital:

•	the capital securities will no longer be deemed to be outstanding;

•	the securities depositary or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing capital securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such capital securities until such certificates are presented to Citigroup or its agent for transfer or reissuance.

Redemption Procedures

If (1) Citigroup Capital gives an irrevocable notice of redemption of the capital securities, and (2) if Citigroup has paid to the institutional trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then, by 12:00 noon, New York City time on the redemption date, the institutional trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price. Citigroup Capital will also give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

Once notice of redemption is given and redemption funds are deposited, distributions will cease to accrue and all rights of holders of capital securities called for redemption will cease, except the right of the holders to receive the redemption price but without interest on such redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

If payment of the redemption price for any capital securities is improperly withheld or refused and not paid either by Citigroup Capital, or by Citigroup pursuant to the guarantee, distributions on such capital securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price.

In the event that fewer than all of the outstanding capital securities are to be redeemed, the capital securities will only be redeemed on a ratable basis. See “— Special Event Redemption” and “Description of the Junior Subordinated Debt Securities — Redemption.”

Citigroup or its subsidiaries may, at any time, and from time to time, purchase outstanding capital securities by tender, in the open market or by private agreement or otherwise.

Liquidation Distribution upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of Citigroup Capital as “liquidation.” If a liquidation occurs, the holders of the capital securities will be entitled to receive out of the assets of Citigroup Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per capital security plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if Citigroup instead distributes on a ratable basis to the holders of the capital securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the capital securities outstanding at such time. See “— Distribution of the Junior Subordinated Debt Securities.”

If this distribution can be paid only in part because Citigroup Capital has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by Citigroup Capital on the capital securities shall be paid on a ratable basis. The holders of the common securities will be entitled to receive distributions upon any such liquidation on a ratable basis with the holders of the capital securities.

However, if a declaration default has occurred and is continuing, the capital securities will have a preference over the common securities with regard to such distributions.

Pursuant to the declaration, Citigroup Capital will terminate:

(1) upon the bankruptcy of Citigroup or the holder of the common securities;

(2) upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or Citigroup, the filing of a certificate of cancellation regarding Citigroup Capital, or the revocation of the charter of the holder of the common securities or Citigroup and (b) the expiration of 90 days after the date of revocation without a reinstatement thereof;

(3) upon the distribution of junior subordinated debt securities to holders of capital securities;

(4) upon the entry of a decree of a judicial dissolution of the holder of the common securities, Citigroup or Citigroup Capital; or

(5) upon the redemption of all the trust securities.

Declaration Defaults

As described in “Description of the Junior Subordinated Debt Securities — Indenture Defaults,” an “indenture default” is a default under the indenture and also constitutes a “declaration default,” which is an event of default under the declaration relating to the trust securities. A deferral of interest payments on the junior subordinated debt securities made in accordance with the provisions described under “Description of the Junior Subordinated Debt Securities — Option to Extend Interest Payment Period” will not cause an indenture default.

Pursuant to the declaration, the holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the capital securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the capital securities have been so cured, waived, or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the capital securities. Only the holders of the capital securities will have the right to direct the institutional trustee as to matters under the declaration, and therefore the indenture. In the event that any declaration default relating to the capital securities is waived by the holders of the capital securities as provided in the declaration, the holders of common securities pursuant to the declaration have agreed that such waiver also constitutes a waiver of such declaration default relating to the common securities for all purposes under the declaration without any further act, vote or consent of the holders of common securities. See “— Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of capital securities may directly institute a legal proceeding against Citigroup to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of capital securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder on or after the respective due date specified in the junior subordinated debt securities (other than in connection with a deferral of interest made in accordance with the provisions described below in “Description of the Junior Subordinated Debt Securities — Option to Extend Interest Payment Period”). Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue Citigroup to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, Citigroup will be subrogated to the rights of such holder of capital securities under the declaration to the extent of any payment made by Citigroup to such holder of capital securities in such direct action. This means that Citigroup will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Citigroup Capital. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default and acceleration, the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable. Citigroup and Citigroup Capital are each required to file annually with the institutional trustee an officers’ certificate as to its compliance with all conditions and covenants under the declaration.

The declaration will provide that each holder of a capital security, by such holder’s acceptance of the capital security, will agree that, in the event of any payment or distribution of assets to creditors of Citigroup upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to Citigroup, the holders of capital securities will not have a claim for deferred distributions that exceed 25% of the then outstanding aggregate principal amount of junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Limitation on Claims with Respect to Certain Deferred Interest.”

Voting Rights

Except as described in this prospectus under “Description of Guarantee — Modification of Guarantee; Assignment,” and except as provided under the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the declaration, the holders of the capital securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee under the declaration to:

(1) direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee;

(2) waive any past indenture event of default and acceleration that is waivable under Section 5.6 of the indenture;

(3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debt securities; or

(4) consent to any amendment, modification or termination of the indenture where such consent is required.

Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debt securities, or a “super majority,” then only holders of that super majority may direct the institutional trustee to give such consent or take such action. If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any record holder of capital securities may directly sue Citigroup to enforce the institutional trustee’s rights under the junior subordinated debt securities. The record holder does not have to sue the institutional trustee or any other person or entity before enforcing his rights.

The institutional trustee is required to notify all holders of the capital securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, Citigroup Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the capital securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of capital securities may be given at a separate meeting of holders of capital securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of capital securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of such meeting or the date by which such action is to be taken;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of capital securities will be required for Citigroup Capital to redeem and cancel capital securities or distribute junior subordinated debt securities in accordance with the declaration.

Despite the fact that holders of capital securities are entitled to vote or consent under the circumstances described above, any capital securities that are owned at the time by Citigroup or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citigroup, will not be entitled to vote or consent. Instead, these capital securities will be treated as if they were not outstanding.

The procedures by which holders of capital securities may exercise their voting rights are described below. See “— Book-Entry Procedures and Settlement.”

Holders of the capital securities generally will have no rights to appoint or remove the regular trustees. Instead, these trustees may be appointed, removed or replaced solely by Citigroup as the indirect or direct holder of all of the common securities.

Modification of the Declaration

The declaration may be modified and amended if approved by the regular trustees, and in certain circumstances, the institutional trustee and the Delaware trustee. If, however, any proposed amendment provides for, or the regular trustees otherwise propose to effect,

(1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise or

(2) the dissolution, winding-up or termination of Citigroup Capital other than pursuant to the terms of the declaration,

then the holders of the trust securities voting together as a single class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities affected thereby. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the capital securities or only the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would

(1) cause Citigroup Capital to be classified for United States federal income tax purposes as other than a grantor trust,

(2) reduce or otherwise adversely affect the powers of the institutional trustee or

(3) cause Citigroup Capital to be deemed an “investment company” which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

Citigroup Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. Citigroup Capital may, with the consent of the regular trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state, provided that:

(1) such successor entity either

(a) expressly assumes all of the obligations of Citigroup Capital under the trust securities or

(b) substitutes for the capital securities other successor securities having substantially the same terms as the capital securities, so long as the successor securities rank the same as the capital securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2) Citigroup expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3) the capital securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the capital securities are then listed or quoted;

(4) such merger, consolidation, amalgamation or replacement does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6) such successor entity has a purpose identical to that of Citigroup Capital;

(7) prior to such merger, consolidation, amalgamation or replacement, Citigroup Capital has received an opinion of a nationally recognized independent counsel to Citigroup Capital experienced in such matters to the effect that

(a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b) following such merger, consolidation, amalgamation or replacement, neither Citigroup Capital nor such successor entity will be required to register as an “investment company” under the 1940 Act; and

(c) following such merger, consolidation, amalgamation or replacement, Citigroup Capital or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8) Citigroup guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Despite the foregoing, Citigroup Capital will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause Citigroup Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Book-Entry Procedures and Settlement

Citigroup will issue the capital securities under a book-entry system in the form of one or more global securities. Citigroup will register the global securities in the name of The Depository Trust Company, New York, New York or its nominee (the “depository”) and deposit the global securities with the depository.

Following the issuance of the capital securities in registered form, the depositary will credit the accounts of its participants with the capital securities upon Citigroup’s instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, Citigroup, Citigroup Capital, the institutional trustee, the registrar and the paying agent will treat the depositary as the sole owner or holder of the capital securities for purposes of the declaration. Therefore, except as set forth below, you will not be entitled to have capital securities registered in your name or to receive physical delivery of certificates representing the capital securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the declaration. Citigroup understands that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the capital securities are represented by the global securities, Citigroup will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither Citigroup nor the institutional trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Citigroup has been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised Citigroup that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised Citigroup that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the capital securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the capital securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear has advised Citigroup that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars, Sterling, euro and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the capital securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to capital securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

You will be required to make your initial payment for the capital securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving capital securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of capital securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such capital securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of capital securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of capital securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Capital Securities and Paying Agents

A beneficial owner of book-entry securities represented by a global capital security may exchange the securities for definitive (paper) capital securities only if:

(a) the depositary is unwilling or unable to continue as depositary for such global security and Citigroup is unable to find a qualified replacement for the depositary within 90 days;

(b) at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

(c) Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive capital securities in registered form.

Unless otherwise specified in this prospectus, any global capital security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate liquidation amount, in minimum denominations of $5,000 and whole multiples of $1,000. Definitive capital securities will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive capital securities are available and notice will be published as described below under “— Notices.” Beneficial owners of book-entry capital securities will then be entitled (1) to receive physical delivery in certificated form of definitive capital securities equal in principal amount to their beneficial interest and (2) to have the definitive capital securities registered in their names. Thereafter, the holders of the definitive capital securities will be recognized as the “holders” of the capital securities under the declaration.

The declaration provides for the replacement of a mutilated, lost, stolen or destroyed definitive capital security, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of capital securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Information Concerning the Institutional Trustee

Prior to the occurrence of a default relating to the trust securities, the institutional trustee undertakes to perform only such duties as are specifically set forth in the declaration. After a default, the institutional trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of capital securities unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of capital securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

Paying Agent

In the event that the capital securities do not remain in book-entry only form, the following provisions will apply:

•	the institutional trustee will act as paying agent and may designate an additional or substitute paying agent at any time;

•	registration of transfers of capital securities will be effected without charge by or on behalf of Citigroup Capital, but upon payment, with the giving of such indemnity as Citigroup Capital or Citigroup may require, in respect of any tax or other government charges that may be imposed in relation to it; and

Citigroup Capital will not be required to register or cause to be registered the transfer of capital securities after such capital securities have been called for redemption.

Governing Law

The declaration and the capital securities for all purposes will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The regular trustees are authorized and directed to operate Citigroup Capital in such a way that Citigroup Capital will not be required to register as an “investment company” under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. Citigroup is authorized and directed to conduct its affairs so that the junior subordinated debt securities will be treated as indebtedness of Citigroup for United States federal income tax purposes. In this connection, Citigroup and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Citigroup Capital or the certificate of incorporation of Citigroup, that each of Citigroup and the regular trustees determine in their discretion to be necessary or desirable to achieve such ends, as long as such action does not adversely affect the interests of the holders of the capital securities or vary the terms of the capital securities in any material way.

Holders of the capital securities have no preemptive rights.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

Set forth below is a description of the specific terms of the junior subordinated debt securities in which Citigroup Capital will invest the proceeds from the issuance and sale of the trust securities. The following description is not intended to be complete and is qualified by the indenture between Citigroup and The Bank of New York, as the indenture trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and by the Trust Indenture Act. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

As discussed more fully below, upon the dissolution of Citigroup Capital, provided that any required regulatory approval is obtained, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of Citigroup Capital. See “Description of the Capital Securities — Distribution of the Junior Subordinated Debt Securities.”

General

The junior subordinated debt securities will be issued as unsecured debt under the indenture and will initially be limited in aggregate principal amount to approximately $     . This amount is the sum of the aggregate stated liquidation amount of the capital securities and the capital contributed by Citigroup to Citigroup Capital in exchange for the common securities. (Section 3.1)

Citigroup has the right to dissolve Citigroup Capital at any time, subject to prior approval of the Federal Reserve, if required. If Citigroup terminates Citigroup Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the capital replacement covenant), Citigroup Capital will redeem the capital securities, after satisfaction of the liabilities of creditors of Citigroup Capital as provided by applicable law, by distributing the junior subordinated debt securities to holders of the capital securities and the common securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding, in minimum denominations of $5,000 and whole multiples of $1,000.

If junior subordinated debt securities are distributed to holders of capital securities in liquidation of such holders’ interests in Citigroup Capital, such junior subordinated debt securities will initially be issued in the form of one or more global securities (as described below). As described below under “— Discontinuance of the Depositary’s Services,” junior subordinated debt securities may be issued in certificated form in exchange for a global security. In the event that junior subordinated debt securities are issued in certificated form, such junior subordinated debt securities will be in denominations of $5,000 and integral multiples of $1,000 and may be transferred or exchanged at the offices described below. Payments on junior subordinated debt securities issued as a global security will be made to DTC to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debt securities. In the event junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable and junior subordinated debt securities will be exchangeable for junior subordinated debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. Payment of interest on certificated junior subordinated debt securities may be made at the option of Citigroup by check mailed to the address of the persons entitled thereto.

Citigroup does not intend to issue the junior subordinated debt securities to anyone other than Citigroup Capital.

There are no covenants or provisions in the indenture that would afford the holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Citigroup that may adversely affect such holders.

Repayment of Principal

Scheduled Maturity Date

Citigroup is required to repay the principal amount of the junior subordinated debt securities, together with accrued and unpaid interest, on the scheduled maturity date, subject to the limitations described below. The scheduled maturity date is          , 2057; if that date is not a business day, it will be postponed until the immediately succeeding business day.

Citigroup’s obligation to repay the junior subordinated debt securities on the scheduled maturity date is limited. The indenture requires that Citigroup repay the principal amount of the junior subordinated debt securities on the scheduled maturity date to the extent of the applicable percentage of net proceeds it has received from the issuance of qualifying capital securities, as these terms are defined under “Certain Terms of the Capital Replacement Covenant,” during a 180-day period ending on a notice date not more than 30 business days, and not less than 10 business days, prior to the scheduled maturity date. If Citigroup has not sold sufficient qualifying capital securities to permit repayment of the entire principal amount of the junior subordinated debt securities on the scheduled maturity date and has not otherwise redeemed the junior subordinated debt securities with the applicable percentage of net proceeds it has received from the issuance of replacement capital securities, the unpaid amount will remain outstanding. Moreover, Citigroup may only pay deferred interest on the junior subordinated debt securities out of the net proceeds from the sale of common stock and/or qualifying warrants, subject to the exceptions set forth under “— Alternative Payment Mechanism.” Citigroup will be required to repay the unpaid principal amount of the junior subordinated debt securities on each subsequent monthly interest payment date to the extent of the applicable percentage of net proceeds it receives from any subsequent issuance of qualifying capital securities or upon the earliest to occur of the redemption in full of the junior subordinated debt securities, an event of default and acceleration of the junior subordinated debt securities, and          , 2077, which is the “final repayment date” for the junior subordinated debt securities. Citigroup’s right to redeem, repay or purchase junior subordinated debt securities or capital securities is subject to its covenant described under “Certain Terms of the Capital Replacement Covenant” for so long as that covenant is in effect. That covenant is scheduled to terminate on          , 2067.

Citigroup has agreed in the indenture to use its commercially reasonable efforts (limited as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities during the 180-day period described above to permit repayment of the junior subordinated debt securities in full on the scheduled maturity date in accordance with the above requirement. Citigroup has further agreed in the indenture that if it is unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, it will use its commercially reasonable efforts (limited as described below) to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment on the next interest payment date, and on each monthly interest payment date thereafter, until it repays the junior subordinated debt securities in full, or an event of default and acceleration of the junior subordinated debt securities occurs or until the final repayment date. Citigroup’s failure to use its commercially reasonable efforts to raise these proceeds would be a breach of its covenant under the indenture. However, in no event will any such failure be an event of default under the indenture or give rise to a right of acceleration or similar remedy.

Although, under the capital replacement covenant, the principal amount of junior subordinated debt securities that Citigroup may redeem or repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and REIT preferred securities in addition to qualifying capital securities and the market value of common stock that Citigroup has delivered as consideration for property or assets in an arm’s length transaction or issued in connection with the conversion or exchange of certain securities, Citigroup is not required under the indenture to use its commercially reasonable efforts to issue any securities other than qualifying capital securities in connection with the above obligation. Citigroup also is not required to use the net proceeds from the sale of securities other than qualifying capital securities, if any, to repay the junior subordinated debt securities on the scheduled maturity date or, if applicable, thereafter. In addition,

Citigroup’s subsidiaries are not required to issue any securities in order to repay the junior subordinated debt securities and Citigroup is not required to use the proceeds from any sale of securities by its subsidiaries to repay the junior subordinated debt securities.

Citigroup will deliver to the indenture trustee a notice of repayment at least 10 business days, but not more than 30 business days, before the scheduled maturity date. If any junior subordinated debt securities are to be repaid in part only, the notice of repayment will state the portion of the principal amount thereof to be repaid.

Citigroup generally may amend or supplement the capital replacement covenant without the consent of the holders of the junior subordinated debt securities or the capital securities. However, with respect to qualifying capital securities, Citigroup has agreed in the indenture for the junior subordinated debt securities that it will not amend the capital replacement covenant to impose additional restrictions on the type or amount of qualifying capital securities used to determine whether or to what extent the repayment, redemption or purchase of the junior subordinated debt securities or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the junior subordinated debt securities have been distributed by Citigroup Capital, a majority by principal amount of the junior subordinated debt securities.

In addition, under the Federal Reserve’s current risk-based capital adequacy guidelines, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under currently applicable guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the junior subordinated debt securities as described above as, in this case, the redemption would not be an early redemption but would be pursuant to Citigroup’s contractual obligation to repay the junior subordinated debt securities.

“Commercially reasonable efforts” to sell qualifying capital securities means commercially reasonable efforts to complete the sale of qualifying capital securities to third parties that are not subsidiaries of Citigroup. Citigroup will not be considered to have used its commercially reasonable efforts to effect a sale of qualifying capital securities if it determines not to pursue or complete such sale solely due to pricing, coupon, dividend rate or dilution considerations.

Citigroup will be excused from its obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the junior subordinated debt securities if it provides written certification to the indenture trustee (which certification will be forwarded by the indenture trustee to the institutional trustee) no more than 15 business days, and no less than 10 business days, in advance of the repayment date certifying that:

•	a market disruption event existed during the 180-day period preceding the date of the certificate or, in the case of any repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•	either:

•	the market disruption event continued for the entire 180- or 30-day period, as the case may be; or

•	the market disruption event continued for only part of the period, but Citigroup was unable after commercially reasonable efforts to sell sufficient qualifying capital securities during the rest of that period to permit repayment of the junior subordinated debt securities in full; provided, however, that any proceeds raised during any such period will be distributed in the manner described below.

Citigroup’s obligation to use its commercially reasonable efforts to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the principal amount of the junior subordinated debt securities on or after the scheduled maturity date shall resume at such time as the conditions described in the preceding paragraph no longer apply.

Payments in respect of the junior subordinated debt securities on and after the scheduled maturity date will be applied:

•	first, to pay the deferred interest to the extent of the new equity amount under the alternative payment mechanism;

•	second, to pay any current interest that Citigroup is not paying from other sources; and

•	third, to repay the principal of the junior subordinated debt securities; provided that, if Citigroup is obligated to sell qualifying capital securities and make payments of principal on any outstanding parity securities in addition to the junior subordinated debt securities in respect thereof, then on any date and for any period the applicable percentage of the net proceeds received by Citigroup from those sales and available for such payments shall be applied first to any parity securities having an earlier scheduled maturity date than the junior subordinated debt securities, and then to the junior subordinated debt securities and any other parity securities having the same scheduled maturity date as the junior subordinated debt securities pro rata in accordance with their respective outstanding principal amounts and no such payment will be made on any other parity securities having a later scheduled maturity date until the principal of the junior subordinated debt securities has been paid in full, except to the extent permitted under “— Restrictions Applicable During an Extension Period and Certain Other Circumstances.”

If Citigroup raises less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180- or 30-day period, Citigroup will not be required to repay any junior subordinated debt securities on the scheduled maturity date or the next interest payment date, as applicable. On the next interest payment date as of which it has raised at least $5 million of net proceeds during the 180-day period preceding the applicable notice date (or, if shorter, the period since it last repaid any principal amount of junior subordinated debt securities), it will be required to repay a principal amount of the junior subordinated debt securities equal to the applicable percentage of the entire net proceeds from the sale of qualifying capital securities during such 180-day or shorter period.

Citigroup may in the future issue parity securities having a scheduled maturity date earlier than that of the junior subordinated debt securities. To the extent that any such parity securities are outstanding on the scheduled maturity date, Citigroup will be required to apply the proceeds of any qualifying capital securities to the repayment of any such parity securities before repaying the junior subordinated debt securities.

Final Repayment Date

Any principal amount of the junior subordinated debt securities, together with accrued and unpaid interest, will be due and payable on the final repayment date for the junior subordinated debt securities, regardless of the net proceeds from the sale of qualifying capital securities or new equity amount (as defined in “— Alternative Payment Mechanism” below) that Citigroup has received by that time. The final repayment date is          , 2077.

Subordination

The indenture provides that the junior subordinated debt securities are subordinated and junior, both in liquidation and in priority of payment of interest, to the extent specified in the indenture, to all Senior

Indebtedness (as defined below) of Citigroup. This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any Senior Indebtedness of Citigroup has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any Senior Indebtedness of Citigroup has been accelerated because of a default.

Upon any payment by Citigroup or distribution of assets of Citigroup to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Citigroup must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of Citigroup then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness of Citigroup to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the junior subordinated debt securities are paid in full.

The term “Senior Indebtedness” means, with respect to Citigroup:

(1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup including (i) all indebtedness (whether now or hereafter outstanding) issued under the senior debt indenture, dated as of March 15, 1987, between Citigroup and The Bank of New York, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (ii) all indebtedness (whether now or hereafter outstanding) issued under the subordinated debt indenture, dated as of April 12, 2001, between Citigroup and J.P. Morgan Trust Company, National Association, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (iii) all indebtedness (whether now or hereafter outstanding) issued to a Citigroup Trust under the junior subordinated debt indenture dated as of July 23, 2004, between Citigroup and JPMorgan Chase Bank, as trustee, as the same has been or may be amended, modified or supplemented from time to time, (iv) all indebtedness issued to a Citigroup Trust under the indenture, dated as of October 7, 1996, between Citigroup and JPMorgan Chase Bank, as trustee, as the same has been or may be amended, modified, or supplemented from time to time (the indentures referred to in (iii) and (iv) above are collectively referred to as the “prior junior subordinated debt indentures”), and (v) any guarantee entered into by Citigroup in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the prior junior subordinated debt indentures;

(2) all capital lease obligations of Citigroup;

(3) all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business);

(4) all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, bankers acceptance, security purchase facilities or similar credit transactions;

(5) all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup, whether or not such obligation is assumed by Citigroup except that Senior Indebtedness will not include

(A) any other indebtedness issued under the indenture;

(B) the capital securities guarantee;

(C) any parity securities (as defined below);

(D) any indebtedness or any guarantee that is by its terms subordinated to the junior subordinated debt securities and the issuance of which does not at the time of issuance prevent the junior subordinated debt securities from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or the concurrence or approval of the Federal Reserve; and

(E) trade accounts payable and other accrued liabilities arising in the ordinary course of business.

“Parity securities” means any indebtedness or any guarantee that by its terms ranks equally with the junior subordinated debt securities (including the junior subordinated debt securities issued in connection with the offering of enhanced trust preferred securities by Citigroup Capital XIV, Citigroup Capital XV, Citigroup Capital XVI, Citigroup Capital XVII, Citigroup Capital XVIII, Citigroup Capital XIX and Citigroup Capital XX) and the issuance of which does not at the time of issuance prevent the junior subordinated debt securities from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or the concurrence or approval of the Federal Reserve.

“Citigroup Trust” means each of Citigroup Capital II, Citigroup Capital III, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Capital XII, Capital XIII, Citigroup Capital XXIX, Citigroup Capital XXX, Citigroup Capital XXXI and Citigroup Capital XXXII or any other similar trust created for the purpose of issuing preferred securities (other than enhanced trust preferred securities) in connection with the issuances of junior subordinated debt securities under the prior junior subordinated debt indentures. Because the capital securities and similar enhanced trust preferred securities cannot be issued in connection with the issuance of junior subordinated debt securities under the prior junior subordinated debt indentures, a Citigroup Trust does not include any trust created for the purpose of issuing the capital securities or similar enhanced trust preferred securities. Under the above definitions, in addition to indebtedness issued to a Citigroup Trust under the prior junior subordinated debt indentures, Senior Indebtedness will also include any other indebtedness issued to a trust created for the purpose of issuing preferred securities, or any guarantee of such indebtedness, unless such indebtedness or guarantee by its terms is subordinated to, or ranks equally with, the junior subordinated debt securities.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The junior subordinated debt securities will rank senior to all of Citigroup’s equity securities, including preferred stock.

The indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Citigroup.

Notwithstanding the above and anything to the contrary in this prospectus, holders of Senior Indebtedness will not have any rights under the indenture to enforce any of the covenants in the indenture, including those described in “— Alternative Payment Mechanism.”

Limitation on Claims with Respect to Certain Deferred Interest

The indenture provides that by a holder of a junior subordinated debt security accepting the junior subordinated debt security, such holder agrees that, upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to Citigroup, such holder does not have a claim for deferred interest accrued and unpaid as of and after the time of such event (including any compounded interest thereon) in an amount greater than 25% of the then outstanding aggregate principal amount of the junior subordinated debt securities.

Redemption

Citigroup will have the right to redeem the junior subordinated debt securities at the redemption prices described herein (i) at any time in whole or in part, and (ii) in whole but not in part upon the occurrence of a Tax Event, an Investment Company Event, a Rating Agency Event, a Regulatory Capital Event, as described below, upon not less than 30 nor more than 60 days’ notice.

Citigroup may not redeem the junior subordinated debt securities prior to the scheduled maturity date unless it receives the prior approval of the Federal Reserve to do so, if such approval is then required by the Federal Reserve. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the junior subordinated debt securities as, in this case, the redemption would not be an early redemption but would be pursuant to Citigroup’s contractual obligation to repay the junior subordinated debt securities on the scheduled maturity date, subject to the limitations described under “— Repayment of Principal — Scheduled Maturity Date.” Additionally, any redemption of the junior subordinated debt securities prior to the termination of the capital replacement covenant will also be subject to the terms of the capital replacement covenant. See “Certain Terms of the Capital Replacement Covenant.”

The redemption price will be equal to 100% of the aggregate principal amount of the junior subordinated debt securities being redeemed plus accrued and unpaid interest, including any additional interest (as described below under “— Additional Interest”), in the case of any redemption:

•	at any time on or after , 2037; or

•	at any time within 90 days after the occurrence of an Investment Company Event or a Regulatory Capital Event.

In all other cases, the redemption price will be the applicable make-whole redemption price as determined by or on behalf of The Bank of New York as calculation agent. The make-whole redemption price will be the greater of (i) 100% of the aggregate principal amount of the junior subordinated debt securities being redeemed and (ii) the sum of present values of (a) a principal payment on          , 2037, discounted from          , 2037 to the redemption date and (b) scheduled payments of interest that would have accrued from the redemption date to and including          , 2037 (not including any interest accrued to the redemption date) on the junior subordinated debt securities being redeemed, discounted from the relevant interest payment date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus (a) in the case of a Tax Event or a Rating Agency Event,     % or (b) in all other cases,     %, in each case plus accrued and unpaid interest, including any additional interest (as described below), to the redemption date.

For the purposes of the preceding paragraph:

“Treasury rate” means the semi-annual equivalent yield to maturity of a “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day immediately preceding the redemption date).

“Treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated debt securities being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Wall Street Journal in the table entitled “Treasury Bonds, Notes, and Bills,” as determined by the treasury dealer except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as commercially reasonable under the circumstances.

“Treasury dealer” means Citigroup Global Markets Inc. (or its successor) or, if Citigroup Global Markets Inc. (or its successor) declines to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by Citigroup for these purposes.

Special Event Redemption

“Tax Event” means that the regular trustees will have received an opinion of a nationally recognized independent tax counsel experienced in such matters which states that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

•	amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision, regulatory determination or administrative pronouncement on or after the date of this prospectus, there is more than an insubstantial risk that:

•	Citigroup Capital would be subject to United States federal income tax relating to interest accrued or received on the junior subordinated debt securities;

•	interest payable to Citigroup Capital on the junior subordinated debt securities would not be deductible, in whole or in part, by Citigroup for United States federal income tax purposes; or

•	Citigroup Capital would be subject to more than a minimal amount of other taxes, duties or other governmental charges.

“Investment Company Event” means that the regular trustees will have received an opinion of a nationally recognized independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that Citigroup Capital is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940 (the “1940 Act”).

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that then publishes a rating for Citigroup (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the junior subordinated debt securities, which amendment, clarification or change results in:

•	the shortening of the length of time the junior subordinated debt securities are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the capital securities, or

•	the lowering of the equity credit (including by assigning equity credit up to a lesser amount) assigned to the junior subordinated debt securities by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the capital securities.

“Regulatory Capital Event” means that if Citigroup determines, based on an opinion of counsel experienced in such matters, who may be an employee of Citigroup or any of its affiliates, that, as a result of

•	any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto or

•	any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

there is more than an insubstantial risk that the capital securities, or a portion thereof, will no longer constitute Tier 1 capital of Citigroup or any bank holding company of which Citigroup is a subsidiary for purposes of the capital adequacy guidelines or policies of the Federal Reserve; provided, however, that the distribution of the junior subordinated debt securities in connection with the liquidation of Citigroup Capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event, an Investment Company Event or a Rating Agency Event.

This prospectus refers to a Tax Event, an Investment Company Event, a Rating Agency Event or a Regulatory Capital Event as a “Special Event.” Provided that Citigroup obtains any required regulatory approval, if a Special Event occurs and continues, Citigroup may, upon not less than 30 nor more than 60 days’ notice, redeem the junior subordinated debt securities, in whole but not in part, for cash within 90 days following the occurrence of such Special Event, subject to the capital replacement covenant. Following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed shall be redeemed by Citigroup Capital at the redemption price on a ratable basis. If, however, at the time there is available to Citigroup or Citigroup Capital the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on Citigroup Capital, Citigroup or the holders of the trust securities, then Citigroup or Citigroup Capital will pursue such measure instead of redemption.

Interest

The junior subordinated debt securities will bear interest (i) from the date they are issued to but excluding          , 2037 at an annual rate of    %, payable semi-annually in arrears on           and           of each year, beginning on          , 2008; (ii) from and including          , 2037 to but excluding          , 2057, at an annual rate equal to three-month LIBOR plus    %, payable quarterly in arrears on          ,          ,           and           of each year, beginning on          , 2038; and (iii) to the extent not repaid on or after the          , 2057 scheduled maturity date, at an annual rate equal to one-month LIBOR plus     %, payable monthly in arrears on the   day of each month, beginning on          , 2058. Each date on which interest is payable is called an “interest payment date” and each period beginning on and including an interest payment date (or, with respect to the first interest payment date, beginning on          , 2007) and ending on but excluding the next interest payment date, an “interest period.” Interest will be paid to the person in whose name such junior subordinated debt security is registered, with limited exceptions, at the close of business on the business day preceding such interest payment date. In the event the junior subordinated debt securities shall not continue to remain in book-entry only form, Citigroup shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the interest payment date.

The amount of interest payable will be computed with respect to any interest period ending on or prior to          , 2037 on the basis of a 360-day year consisting of twelve 30-day months and with respect to any interest period after such date will be computed on the basis of a 360-day year and the actual number of days elapsed. In the event that any date prior to          , 2037 on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. In the event that any date on or after          , 2037 on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day.

For the purposes of calculating interest due on the junior subordinated debt securities from and including          , 2037:

“LIBOR” means, with respect to any monthly or quarterly interest period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a one- or three-month period, as applicable, commencing on the first day of that monthly or quarterly interest period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly or quarterly interest period, as the case may be. If such rate does not appear on Reuters Screen LIBOR01 Page, one- or three-month LIBOR will be determined on the basis of the rates at which deposits in United States dollars for a one- or three-month period commencing on the first day of that monthly or quarterly interest period, as applicable, and in a principal amount of not less than $1 million are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with Citigroup), at approximately 11:00 a.m., London time, on the LIBOR determination date for that monthly or quarterly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly or quarterly interest period, as applicable, for loans in United States dollars to leading European banks for a one- or three-month period, as applicable, commencing on the first day of that monthly or quarterly interest period and in a principal amount of not less than $1 million. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one- or three-month LIBOR for that monthly or quarterly interest period, as applicable, will be the same as one- or three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on          , 2037,    %. The establishment of one- or three-month LIBOR for each monthly or quarterly interest period, as applicable, by the calculation agent shall (in the absence of manifest error) be final and binding;

“Calculation agent” means The Bank of New York or any other successor appointed by Citigroup, acting as calculation agent;

“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly or quarterly interest period;

“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in United States dollars) in London; and

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for United States dollar deposits).

Option to Extend Interest Payment Period

Citigroup has the right to defer interest payments by extending the interest payment period for an extension period not exceeding 10 years. However, no extension period may extend beyond the final repayment date or earlier redemption of the junior subordinated debt securities. At the end of any extension period, Citigroup will pay all interest then accrued and unpaid, including any additional interest as described under “— Additional Interest” below, together with interest thereon compounded on each subsequent interest payment date at the rate specified for the junior subordinated debt securities to the extent permitted by applicable law. An extension period begins on the first interest payment date on which interest has been deferred and terminates on the first day thereafter on which all amounts deferred, including accrued interest thereon, have been repaid pursuant to the alternative payment mechanism, subject to limited exceptions. See “— Alternative Payment Mechanism” below. Citigroup will not, and will not permit its subsidiaries to, make certain payments during an extension period. However, Citigroup may pay current interest at any time with cash from any source. See “— Restrictions Applicable During an Extension Period and Certain Other Circumstances.”

Prior to the termination of any extension period, Citigroup may further defer payments of interest by extending such extension period. Upon the termination of any extension period and the payment of all amounts then due, Citigroup may commence a new extension period, if consistent with the terms set forth in this section. No interest during an extension period, except at the end of such period, shall be due and payable. However, Citigroup has the right to prepay accrued interest during an extension period.

Citigroup has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities and it currently believes that the likelihood of its exercising its right to defer interest payments is remote. If the institutional trustee is the sole holder of the junior subordinated debt securities, Citigroup will give the regular trustees and the institutional trustee notice of its selection of such extension period at least one business day prior to the earlier of (1) the date distributions on the capital securities would be payable, if not for such extension period, or (2) the date the regular trustees are required to give notice to the applicable self-regulatory organization, if any, or to holders of the capital securities of the record date or the date such distributions would be payable, if not for such extension period; provided, that, in any event, Citigroup is required to give the regular trustees or the institutional trustee notice of its selection of such extension period no more than 15 business days and no less than 5 business days before the next succeeding interest payment date on the junior subordinated debt securities. The regular trustees will give notice of Citigroup’s selection of such extension period to the holders of the capital securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities, Citigroup will give the holders of the junior subordinated debt securities notice of its selection of such extension period at least ten business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which Citigroup is required to give notice to the applicable self-regulatory organization, if any, or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment; provided, that, in any event, Citigroup is required to give the holders of the junior subordinated debt securities notice of its selection of such extension period no more than 15 business days and no less than 5 business days before the next succeeding interest payment date. A notice of extension, once given, will be irrevocable. The indenture also provides that Citigroup must notify the Federal Reserve (1) of the commencement of any extension period and (2) of the fifth anniversary of the commencement of an extension period that is continuing or its earlier payment of current interest during an extension period. (Sections 13.1 and 13.2)

Restrictions Applicable During an Extension Period and Certain Other Circumstances

If

(1) there shall have occurred and be continuing a default under the indenture;

(2) Citigroup shall be in default relating to its payment or other obligations under the guarantee; or

(3) Citigroup shall have given notice of its election to defer payments of interest on the junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then

(a) Citigroup and its subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than

•	purchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of Citigroup’s capital stock for any other class or series of Citigroup’s capital stock;

•	the purchase of fractional interests in shares of Citigroup’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of Citigroup’s capital stock in connection with the distribution thereof; and

(b) Citigroup and its subsidiaries shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities or guarantees issued by Citigroup that rank equally with or junior to the junior subordinated debt securities, other than

•	any payment of current or deferred interest on securities that rank equally with the junior subordinated debt securities that is made pro rata to the amounts due on such securities (including the junior subordinated debt securities), provided that any such payments of deferred interest are made in accordance with the last paragraph under “— Alternative Payment Mechanism — Obligations After Five Years of Deferral or Earlier Payment of Current Interest During Extension Period” below;

•	any payments of deferred interest on securities that rank equally with the junior subordinated debt securities that, if not made, would cause a breach of the terms of the instrument governing such parity securities;

•	any payments of principal in respect of any parity securities having an earlier scheduled maturity date than the junior subordinated debt securities, as required under a provision of such securities that is substantially the same as the provision described under “— Repayment of Principal,” and any payments in respect of parity securities having the same scheduled maturity date as the junior subordinated debt securities, as required by such a provision, and that are made on a pro rata basis among one or more series of parity securities having such a provision and the junior subordinated debt securities; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

These restrictions, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid. (Section 13.3)

If any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to the exceptions listed in the preceding paragraph, Citigroup will covenant that it will not, and will not permit its subsidiaries to, purchase any of its common stock for a one-year period following the payment of all deferred interest on the junior subordinated debt securities pursuant to the alternative payment mechanism described in “— Alternative Payment Mechanism” below. However, if Citigroup is involved in a business combination where, immediately after the consummation of such business combination, more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such purchases or acquisitions will not apply to any extension period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of such consummation).

Alternative Payment Mechanism

If Citigroup has exercised its right to defer payments on the junior subordinated debt securities, Citigroup may not pay deferred interest in an amount that exceeds the “new equity amount” as of the date such payment is made. Notwithstanding the above, on the final repayment date of the junior subordinated debt securities, or in the case of an indenture event of default and acceleration, or upon the occurrence of a supervisory event, Citigroup may pay accrued and unpaid interest without regard to the source of funds.

The indenture defines “new equity amount,” as of any date, as (i) the net cash proceeds plus (ii) the fair market value of property, other than cash (based on the current stock market price of common stock issued or delivered in exchange for such property), received by Citigroup or any of its subsidiaries during the 180-day period immediately prior to such date in arm’s length transactions from one or more sales to persons other than subsidiaries of Citigroup of:

•	shares of Citigroup common stock, including treasury stock and shares of common stock sold pursuant to our dividend reinvestment plan and employee benefit plans; and/or

•	Citigroup “qualified warrants” that Citigroup sells at its sole discretion.

“Qualified warrants” means any common stock warrants that (1) have an exercise price greater than the “current stock market price” of Citigroup’s common stock on their date of issuance, and (2) Citigroup is not entitled to redeem for cash and the holders are not entitled to require Citigroup to repurchase for cash in any circumstances.

Citigroup intends that any qualified warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance. The “current stock market price” of Citigroup’s common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the NYSE or, if Citigroup’s common stock is not then listed on the NYSE, as reported by the principal U.S. securities exchange or The Nasdaq Global Market on which Citigroup’s common stock is traded or quoted. If Citigroup’s common stock is not either listed on any U.S. securities exchange or quoted on The Nasdaq Global Market on the relevant date, the “current stock market price” shall be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Citigroup’s common stock is not so quoted, the “current stock market price” shall be the average of the midpoint of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by Citigroup for this purpose.

Obligations After Five Years of Deferral or Earlier Payment of Current Interest During Extension Period

The indenture will provide that commencing on the earlier of (i) the fifth anniversary of the commencement of an extension period, if on such date such extension period has not ended, and (ii) the date of any payment of current interest on the junior subordinated debt securities during an extension period, Citigroup shall be subject to the “alternative payment mechanism,” pursuant to which it will continuously use its “commercially reasonable efforts” to effect sales of its common stock, in an amount that will generate sufficient net proceeds to enable Citigroup to pay in full all deferred interest on the junior subordinated debt securities (subject to the “APM maximum obligation,” if applicable, and the “share cap amount,” as each of those terms is defined below); provided that Citigroup shall not be obligated to make offers of or to effect sales of its common stock during the occurrence and continuation of a “market disruption event” or a “supervisory event” and will be permitted to pay deferred interest using cash from any source upon the occurrence of a supervisory event. In addition, Citigroup will not be permitted to pay interest on the junior subordinated debt securities at a time when such payment would violate a specific prohibition against making an interest payment contained in the terms of any securities ranking pari passu with or senior to the junior subordinated debt securities.

The indenture defines “commercially reasonable efforts” in this context to mean commercially reasonable efforts on the part of Citigroup to complete the sale of shares of its common stock, including treasury shares, to third parties that are not subsidiaries of Citigroup. Citigroup will not be considered to have used its commercially reasonable efforts to effect a sale of stock if it determines not to pursue or complete such sale solely due to pricing or dilution considerations.

Citigroup will be excused from its obligations under the alternative payment mechanism in respect of any interest payment date if it provides written certification to the institutional trustee (which certification will be forwarded by the indenture trustee to each holder of record of capital securities) no more than 15 business days, and no less than 10 business days, in advance of that interest payment date certifying that:

•	a market disruption event or a supervisory event was existing after the immediately preceding interest payment date; and

•	either (a) the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event or supervisory event continued for only part of the period, but Citigroup was unable to raise a new equity amount during the rest of that period sufficient to pay all deferred interest; provided, however, that any proceeds raised during any such period will be distributed in the manner described in the last full paragraph in this section.

Citigroup’s obligation to continuously use its commercially reasonable efforts to sell its common stock to pay all deferred interest on the junior subordinated debt securities shall resume at such time as the conditions described in the preceding paragraph no longer apply.

The sale of qualified warrants to pay deferred interest, subject to the restrictions and requirements set forth above, is an option that may be exercised at Citigroup’s sole discretion, subject to the APM maximum obligation and the share cap amount, and Citigroup will under no circumstances be obligated to sell qualified warrants or to apply the proceeds of any such sale to pay deferred interest on the junior subordinated debt securities. No class of investors of Citigroup’s securities, or any other party, may require Citigroup to issue qualified warrants.

Citigroup will not be required to apply the proceeds of stock sales to the payment of its deferred interest obligations on the junior subordinated debt securities prior to the fifth anniversary of the commencement of an extension period or the earlier payment of current interest during an extension period, but may elect to do so. Following such fifth anniversary or earlier payment of current interest, Citigroup will be required to apply the net proceeds received by it from sales of shares of its common stock, as promptly as practicable following receipt of such proceeds, to the payment of all amounts owing in respect of deferred interest, until all deferred interest has been paid in full; provided, that Citigroup shall not be obligated to sell its common stock or apply the proceeds from sales of its common stock, as applicable, to the payment of deferred interest on the junior subordinated debt securities if a market disruption event or supervisory event has occurred and is continuing. The application of proceeds from the sale of qualified warrants to pay deferred interest shall be within the sole discretion of Citigroup.

If Citigroup is involved in a business combination where, immediately after the consummation of such business combination, more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then any interest on the junior subordinated debt securities that is deferred and unpaid as of the date of consummation of the business combination shall not be subject to the alternative payment mechanism to the extent that the extension period is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of such consummation).

If, after Citigroup becomes subject to the alternative payment mechanism, a supervisory event has occurred and is continuing, Citigroup may choose to pay deferred interest using cash from any source (including from the sale of preferred stock), but is not obligated to do so.

Citigroup’s use of funds in an amount in excess of the new equity amount to pay deferred interest will not, by itself, constitute an event of default and acceleration under the indenture that would permit the indenture trustee or the holders of the junior subordinated debt securities to accelerate the junior subordinated debt securities.

In the event that net proceeds received by Citigroup from one or more sales of shares of its common stock and/or qualified warrants are not sufficient to satisfy the full amount of deferred interest, such net proceeds will be paid to the holders of the junior subordinated debt securities in chronological order; provided, however, that if Citigroup has outstanding securities in addition to the junior subordinated debt securities that rank equally in priority to the junior subordinated debt securities and under which it is obligated to sell shares of common stock and apply the net proceeds to payment of deferred interest, then on any date and for any period the amount of net proceeds received by Citigroup from such sales and available for payment of such deferred interest shall be applied on a pro rata basis to the amounts due on each series of securities up to any APM maximum obligation, share cap amount or other similar limit then applicable to that series.

APM Maximum Obligation

When subject to the alternative payment mechanism, Citigroup will not be obligated to issue common stock prior to the fifth anniversary of the commencement of an extension period if the gross proceeds of any issuance of common stock and qualified warrants applied to pay deferred interest on the junior subordinated debt securities pursuant to the alternative payment mechanism, together with the gross proceeds of all prior issuances of common stock and qualified warrants so applied since the commencement of that extension period, would exceed an amount equal to 2% of the product of (1) the average of the current stock market prices of Citigroup’s common stock on the 10 consecutive trading days ending on the fourth trading day immediately preceding the date of issuance and (2) the total number of issued and outstanding shares of Citigroup’s common stock as of the date of its then most recent publicly available consolidated financial statements (the “APM maximum obligation”). Once Citigroup reaches the APM maximum obligation for an extension period, Citigroup will not be obligated to issue more common stock or qualified warrants under the alternative payment mechanism prior to the fifth anniversary of the commencement of an extension period even if the current stock market price of Citigroup’s common stock or the number of outstanding shares of its common stock subsequently increase. The APM maximum obligation will cease to apply following the fifth anniversary of the commencement of an extension period, at which point Citigroup must repay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event, supervisory event, and the share cap amount. In addition, if the APM maximum obligation has been reached during an extension period and Citigroup subsequently repays all deferred interest, the APM maximum obligation will cease to apply at the termination of such extension period and will not apply again unless and until Citigroup starts a new extension period.

Share Cap Amount

Citigroup is not permitted to sell shares of its common stock in an amount in excess of the “share cap amount” for the purpose of paying deferred interest on the junior subordinated debt securities. The “share cap amount” will initially equal      million shares of Citigroup’s common stock, including treasury stock and shares of common stock sold pursuant to Citigroup’s dividend reinvestment plan and employee benefit plans. The share cap amount applies to payments of deferred interest on the junior subordinated debt securities only, and not to any payments that may be made on other securities using proceeds from the sale of common stock under terms similar to those of the alternative payment mechanism. If the issued and outstanding shares of Citigroup common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the share cap amount shall be correspondingly adjusted.

Under the indenture, Citigroup will be required to increase the share cap amount to an amount that would allow Citigroup to raise sufficient proceeds to satisfy its obligations to pay deferred interest in full at the end of the first year of an extension period (and on each subsequent anniversary of the end of the first year of an extension period to the extent that an extension period would last more than one year), if the then-current share cap amount would not allow Citigroup to raise sufficient proceeds to satisfy its obligations to pay deferred interest (including compounded interest to that date) assuming a price per share equal to the average trading price of Citigroup’s common shares over the ten-trading-day period preceding such date; provided that Citigroup will not be obligated under the indenture to increase the share cap amount above      million shares.

If the      million share cap has been reached and is not sufficient to allow Citigroup to raise sufficient proceeds to pay deferred interest (including compounded interest) in full, then Citigroup intends (but is not obligated) to further increase the share cap amount only to the extent that (i) Citigroup can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in Citigroup’s common shares, or (ii) Citigroup cannot increase the share cap amount as contemplated in the preceding clause, but can do so by requesting Citigroup’s board of directors to adopt a resolution for shareholder vote at the next annual shareholders meeting occurring at least 4 months after the date on which the share cap amount has been reached to increase the number of Citigroup’s authorized common shares for purposes of satisfying its obligations to pay deferred interest.

Until the tenth anniversary of the first extension period, a covenant default will occur if Citigroup does not increase the share cap amount to an amount that is greater than      million shares when required to do so as described above; provided that no covenant default will occur if Citigroup has increased the share cap amount to      million shares. Although a covenant default will not constitute an event of default, it will constitute a default under the indenture and would give rise to a claim against Citigroup relating to the specific breached covenant; however, the remedy of holders of the capital securities may be limited to direct monetary damages (if any) or specific performance.

Market Disruption Events

A “market disruption event” means the occurrence or continuation of any of the following events or circumstances:

(1) Citigroup would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange but excluding the Federal Reserve) or governmental authority to issue or sell such shares of its common stock pursuant to the Alternative Payment Mechanism or to issue qualifying capital securities pursuant to Citigroup’s obligations described under “— Repayment of Principal — Scheduled Maturity Date,” and such consent or approval has not yet been obtained even though Citigroup has used commercially reasonable efforts to obtain the required consent or approval;

(2) trading in securities generally on the principal exchange on which Citigroup’s securities are listed and traded (currently the NYSE) shall have been suspended or materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, by the relevant exchange or any other regulatory body or governmental authority having jurisdiction;

(3) an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in the reasonable judgment of Citigroup, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (i) the disclosure of that event at such time, in the reasonable judgment of Citigroup, would have a material adverse affect on Citigroup’s business or (ii) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, and Citigroup has a bona fide business reason for keeping the same confidential or the disclosure of which would impede Citigroup’s ability to consummate such transaction, provided that no single suspension period contemplated by this paragraph (3) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (3) may not exceed an aggregate of 90 days in any 180-day period;

(4) Citigroup reasonably believes that the offering document for such offer and sale of securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those referred to in paragraph (3) above) and Citigroup is unable to comply with such rule or regulation or such compliance is impracticable, provided that no single suspension contemplated by this paragraph (4) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (4) may not exceed an aggregate of 90 days in any 180-day period;

(5) there is an adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States and such adverse change materially disrupts or otherwise has a material adverse effect on the issuance, sale or trading of Citigroup common stock or qualifying capital securities;

(6) a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States; or

(7) a banking moratorium shall have been declared by federal or state authorities of the United States.

Supervisory Events

A “supervisory event” shall commence upon the date Citigroup has notified the Federal Reserve of its intention both (1) to sell shares of its common stock and (2) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities. A supervisory event shall cease on the business day following the earlier to occur of (A) the tenth business day after Citigroup gives notice to the Federal Reserve as described above (or such longer period as may be required by Federal Reserve order or by other supervisory action), so long as the Federal Reserve does not disapprove of either action mentioned in such notice, (B) the tenth anniversary of the commencement of any extension period, or (C) the day on which the Federal Reserve notifies Citigroup in writing that it no longer disapproves of Citigroup’s intention to both (1) issue or sell common stock and (2) apply the net proceeds from such sale to pay deferred interest on the junior subordinated debt securities. The occurrence and continuation of a supervisory event will excuse Citigroup from its obligation to continuously use commercially reasonable efforts to sell shares of its common stock and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities and will permit Citigroup to pay deferred interest using cash from any other source (including from the sale of preferred stock) without breaching its obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit Citigroup to sell shares of its common stock but to prohibit Citigroup from applying the proceeds to pay deferred interest on the junior subordinated debt securities.

Requirement for Regulatory Approval Relating to the Payment of Deferred Interest

The indenture provides that Citigroup must notify the Federal Reserve (1) of the commencement of any extension period (2) of the fifth anniversary of the commencement of an extension period that is continuing or earlier payment of current interest during an extension period, and (3) of its intention to sell shares of its common stock and/or qualified warrants and to apply the net proceeds from such sale to pay deferred interest at least 25 business days in advance of the payment date (or such longer period as may be required by Federal Reserve order or by other supervisory action). In addition, under the indenture, Citigroup may only sell its common stock or qualified warrants at any time and apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities if the Federal Reserve has not disapproved of either of these actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) of the notice described in clause (3) above or has withdrawn its prior disapproval.

Additional Interest

If at any time Citigroup Capital is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then Citigroup will be required to pay additional interest on the junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by Citigroup Capital after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Citigroup Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that Citigroup Capital will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges. (Section 3.10(c))

Indenture Events of Default and Acceleration

The indenture provides that the following are indenture events of default and acceleration relating to the junior subordinated debt securities:

(1) failure to pay in full interest accrued on the junior subordinated debt securities upon the conclusion of a 10-year period following the commencement of any extension period and continuance of such failure to pay for a period of 30 days; or

(2) specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Citigroup.

If any indenture event of default and acceleration shall occur and be continuing, the institutional trustee, as the holder of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any compound interest and any additional interest, and any other amounts payable under the indenture to be immediately due and payable. The institutional trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities. (Section 5.2)

Indenture Defaults

The indenture provides that the following are indenture defaults relating to the junior subordinated debt securities:

(1) an indenture event of default and acceleration;

(2) a default in the payment of the principal of, or premium, if any, on, any junior subordinated debt security at its final repayment date;

(3) a default for 30 days in the payment of any installment of interest on any junior subordinated debt security when such is due (taking into account any extension period);

(4) a default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5) Citigroup Capital shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the capital securities in liquidation or redemption of their interests in Citigroup Capital upon a Special Event, (ii) the redemption of all of the outstanding capital securities or (iii) certain mergers, consolidations or amalgamations of Citigroup Capital.

Any deferral of interest on the junior subordinated debt securities made in accordance with the provisions described above in “— Option to Extend Interest Payment Period” will not constitute a default under the indenture for the junior subordinated debt securities. (Section 5.7)

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are indenture events of default and acceleration. An indenture default also constitutes a declaration default. The holders of capital securities in limited circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the junior subordinated debt securities. See “Description of the Capital Securities — Declaration Defaults” and “— Voting Rights.”

If a declaration default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities when such interest or principal is payable (other than in connection with a deferral of interest made in accordance with the provisions described above in “— Option to Extend Interest Payment Period”), Citigroup acknowledges that, in such event, a holder of capital securities may sue for payment on or after the respective due date specified in the junior subordinated debt securities. Citigroup may not amend the declaration to remove this right to bring a direct action without the prior written consent of all of the holders of capital securities of Citigroup Capital. Despite any payment made to such holder of capital securities by Citigroup in connection with a direct action, Citigroup shall remain obligated to pay the principal of or interest on the junior subordinated debt securities held by Citigroup Capital or the institutional trustee of Citigroup Capital. Citigroup shall be subrogated to the rights of the holder of such capital securities relating to payments on the capital securities to the extent of any payments made by Citigroup to such holder in any direct action. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders. (Section 6.2)

Modifications and Amendments

Modifications and amendments to the indenture through a supplemental indenture may be made by Citigroup and the indenture trustee with the consent of the holders of a majority in principal amount of the junior subordinated debt securities at the time outstanding. The indenture may also be modified without the consent of holders, to increase the share cap amount. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1) modify the terms of payment of principal, premium, if any, or interest on such junior subordinated debt securities; or

(2) reduce the percentage of holders of junior subordinated debt securities necessary to modify or amend the indenture or waive compliance by Citigroup with any covenant or past default.

If the junior subordinated debt securities are held by Citigroup Capital or a trustee of Citigroup Capital, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of trust securities of Citigroup Capital shall have consented to such supplemental indenture. If the consent of the holder of each outstanding junior subordinated debt security is required, such supplemental indenture shall not be effective until each holder of the trust securities of Citigroup Capital shall have consented to such supplemental indenture. (Section 9.2)

Discharge and Defeasance

Citigroup may discharge most of its obligations under the indenture to holders of the junior subordinated debt securities if such junior subordinated debt securities have not already been delivered to the indenture trustee for cancellation and either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, subject to the capital replacement covenant. Citigroup discharges its obligations by depositing with the indenture trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding junior subordinated debt securities and to make any mandatory scheduled installment payments thereon when due. (Section 4.1)

Unless otherwise specified in this prospectus relating to the junior subordinated debt securities, Citigroup, at its option:

(1) will be released from any and all obligations in respect of the junior subordinated debt securities, which is known as “defeasance and discharge”; or

(2) need not comply with certain covenants specified herein regarding the junior subordinated debt securities, which is known as “covenant defeasance.”

If Citigroup exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable resolution of the board of directors or supplemental indenture will no longer be a default under the indenture.

To exercise either its defeasance and discharge or covenant defeasance option, Citigroup must

(1) deposit with the indenture trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the junior subordinated debt securities when such payments are due; and

(2) deliver an opinion of counsel, which, in the case of a defeasance and discharge, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the “IRS”), to the effect that the holders of the junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4)

When there is a defeasance and discharge, the indenture will no longer govern the junior subordinated debt securities, Citigroup will no longer be liable for payment and the holders of such junior subordinated debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the indenture to pay all expenses of Citigroup Capital, to register the transfer or exchange of junior subordinated debt securities, to replace mutilated, defaced, destroyed, lost or stolen junior subordinated debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance option.

Concerning the Indenture Trustee

The indenture trustee has extended substantial credit facilities, the borrowings under which constitute Senior Indebtedness, to Citigroup. Citigroup and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The indenture provides that Citigroup will not consolidate or merge with another corporation or convey, transfer or lease its assets substantially as an entirety unless:

•	the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the indenture on the part of Citigroup; and

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing.

Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for Citigroup under the indenture. Thereafter the predecessor corporation shall be relieved of all obligations and covenants under the indenture and the junior subordinated debt securities. (Sections 8.1 and 8.2)

Book-Entry and Settlement

If distributed to holders of capital securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Citigroup Capital, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under the limited circumstances described below under “— Discontinuance of the Depositary’s Services,” junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the indenture, of the global security for any purpose under the indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of capital securities in liquidation of such holders’ interests in Citigroup Capital, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description in this prospectus of DTC’s book-entry systems and practices as they relate to purchases, transfers, notices and payments relating to the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Citigroup may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Capital Securities — Book-Entry Procedures and Settlement.”

None of Citigroup, Citigroup Capital, the indenture trustee, any paying agent or any other agent of Citigroup will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary’s Services

A global security shall be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies Citigroup that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed;

•	the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed; or

•	Citigroup, in its sole discretion, determines that such global security shall be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Certain Covenants

So long as the trust securities remain outstanding, Citigroup will covenant to:

•	directly or indirectly maintain 100% ownership of the common securities of Citigroup Capital, unless a permitted successor of Citigroup succeeds to its ownership of the common securities;

•	not voluntarily dissolve, wind-up or terminate Citigroup Capital, except in connection with

(a) a distribution of junior subordinated debt securities or

(b) mergers, consolidations or amalgamations permitted by the declaration;

•	timely perform its duties as sponsor of Citigroup Capital; and

•	use its reasonable efforts to cause Citigroup Capital to

(a) remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of Citigroup Capital, the redemption of all of the trust securities of Citigroup Capital, or mergers, consolidations or amalgamations, each as permitted by the declaration of Citigroup Capital, and

(b) otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

Governing Law

The junior subordinated debt securities for all purposes will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

The indenture provides that Citigroup will pay all fees and expenses related to:

•	the offering of the trust securities and the junior subordinated debt securities;

•	the organization, maintenance and dissolution of Citigroup Capital;

•	the retention of the regular trustees; and

•	the enforcement by the institutional trustee of the rights of the holders of the capital securities.

DESCRIPTION OF GUARANTEE

Set forth below is a summary of information concerning the guarantee that will be executed and delivered by Citigroup for the benefit of the holders of capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The summary is not intended to be complete and is qualified in all respects by the provisions of the form of guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. The guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities.

General

Pursuant to, and to the extent set forth in the guarantee, Citigroup will irrevocably and unconditionally agree to pay in full to the holders of the capital securities, except to the extent paid by Citigroup Capital, as and when due, regardless of any defense, right of set-off or counterclaim that Citigroup Capital may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

(1) any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent Citigroup Capital has funds available for such distributions;

(2) the redemption price per capital security described in this prospectus, to the extent Citigroup Capital has funds available for such redemptions, relating to any capital securities called for redemption by Citigroup Capital; and

(3) upon a voluntary or involuntary dissolution, winding-up or termination of Citigroup Capital, other than in connection with the distribution of junior subordinated debt securities to the holders of capital securities or the redemption of all of the capital securities, the lesser of

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment, or

•	the amount of assets of Citigroup Capital remaining for distribution to holders of the capital securities in liquidation of Citigroup Capital.

Citigroup’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Citigroup to the holders of capital securities or by causing Citigroup Capital to pay such amounts to such holders.

The guarantee will not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of Citigroup Capital, except to the extent Citigroup Capital has funds available for such payments. If Citigroup does not make interest payments on the junior subordinated debt securities, Citigroup Capital will not pay distributions on the capital securities and will not have funds available for such payments. The guarantee, when taken together with Citigroup’s obligations under the junior subordinated debt securities, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of Citigroup Capital, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by Citigroup of payments due on the capital securities. Citigroup’s obligations in respect of the guarantee will be subordinated, both in liquidation and in priority of payment, to Senior Indebtedness of Citigroup to the same extent that the junior subordinated debt securities are subordinated to Senior Indebtedness of Citigroup. See “Description of the Junior Subordinated Debt Securities.”

Important Covenants of Citigroup

In the guarantee, Citigroup will covenant that, so long as any capital securities remain outstanding, if there shall have occurred any event that would constitute an event of default under such guarantee or a default under the declaration, then:

(1) Citigroup and its subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than

•	purchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of Citigroup’s capital stock for any other class or series of Citigroup’s capital stock;

•	the purchase of fractional interests in shares of Citigroup’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of Citigroup’s capital stock in connection with the distribution thereof; and

(2) Citigroup and its subsidiaries shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities or guarantees issued by Citigroup that rank equally with or junior to the junior subordinated debt securities, other than

•	any payment of current or deferred interest on securities that rank equally with the junior subordinated debt securities that is made pro rata to the amounts due on such securities (including the junior subordinated debt securities), provided that any such payments of deferred interest are made in accordance with the last paragraph under “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism — Obligations After Five Years of Deferral or Earlier Payment of Current Interest During Extension Period” above;

•	any payments of deferred interest on securities that rank equally with the junior subordinated debt securities that, if not made, would cause a breach of the terms of the instrument governing such parity securities;

•	any payments of principal in respect of any parity securities having an earlier scheduled maturity date than the junior subordinated debt securities, as required under a provision of such securities that is substantially the same as the provision described under “Description of the Junior Subordinated Debt Securities — Repayment of Principal,” and any payments in respect of parity securities having the same scheduled maturity date as the junior subordinated debt securities, as required by such a provision, and that are made on a pro rata basis among one or more series of parity securities having such a provision and the junior subordinated debt securities; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

The above restrictions, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid.

If any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to the exceptions listed in the preceding paragraph, Citigroup will covenant that it will not, and will not permit its subsidiaries to, purchase any of its common stock for a one-year period following the payment of all deferred interest on the junior subordinated debt securities pursuant to the alternative payment mechanism described in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” above. However, if Citigroup is involved in a business combination where, immediately after the consummation of such business combination, more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such purchases or acquisitions will not apply to any extension period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of such consummation).

Modification of Guarantee; Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the guarantee shall bind the successors, assignees, receivers, trustees and representatives of Citigroup and shall inure to the benefit of the holders of the capital securities then outstanding.

Events of Default

An event of default under the guarantee will occur upon the failure of Citigroup to perform any of its payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce its rights under the guarantee, any holder of related capital securities may directly sue Citigroup to enforce the guarantee trustee’s rights under the guarantee without first suing Citigroup Capital, the guarantee trustee or any other person or entity. A holder of capital securities may also directly sue Citigroup to enforce such holder’s right to receive payment under the guarantee without first (1) directing the guarantee trustee to enforce the terms of the guarantee or (2) suing Citigroup Capital or any other person or entity.

Citigroup will be required to provide to the guarantee trustee such documents, reports and information as required by the Trust Indenture Act.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to the guarantee, the guarantee trustee undertakes to perform only such duties as are specifically set forth in the guarantee. After such default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

The guarantee will terminate as to the capital securities upon full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debt securities to the holders of the capital securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of Citigroup Capital. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Status of the Guarantee

The guarantee will constitute an unsecured obligation of Citigroup and will rank:

•	junior in liquidation and in priority of payment to all Senior Indebtedness of Citigroup to the extent provided in the indenture; and

•	equally with all other enhanced trust preferred security guarantees that Citigroup issues in the future.

The terms of the capital securities provide that each holder of capital securities by acceptance of such securities agrees to the subordination provisions and other terms of the guarantee.

The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may directly sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Governing Law

The guarantee for all purposes will be governed by and construed in accordance with the laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE
JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

As set forth in the declaration, the sole purpose of Citigroup Capital is to issue the trust securities and to invest the proceeds from such issuance in the junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debt securities will be equal to the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the capital securities;

•	under the indenture, Citigroup will pay, and Citigroup Capital will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of Citigroup Capital other than those relating to the trust securities; and

•	the declaration further provides that the regular trustees may not cause or permit Citigroup Capital to engage in any activity that is not consistent with the purposes of Citigroup Capital.

Payments of distributions, to the extent there are available funds, and other payments due on the capital securities, to the extent there are available funds, are guaranteed by Citigroup to the extent described in this prospectus. If Citigroup does not make interest payments on the junior subordinated debt securities, Citigroup Capital will not have sufficient funds to pay distributions on the capital securities. The guarantee is a subordinated guarantee in relation to the capital securities. The guarantee does not apply to any payment of distributions unless and until Citigroup Capital has sufficient funds for the payment of such distributions. See “Description of Guarantee.”

The guarantee covers the payment of distributions and other payments on the capital securities only if and to the extent that Citigroup has made a payment of interest or principal or other payments on the junior subordinated debt securities. The guarantee, when taken together with Citigroup’s obligations under the junior subordinated debt securities and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

If Citigroup fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the declaration allows the holders of the capital securities to direct the institutional trustee to enforce its rights under the junior subordinated debt securities. If the institutional trustee fails to enforce these rights, any holder of capital securities may directly sue Citigroup to enforce such rights without first suing the institutional trustee or any other person or entity. See “Description of the Capital Securities — Declaration Defaults” and “— Voting Rights.” Although various events may constitute defaults under the indenture, a default that is not an “event of default and acceleration” will not trigger the acceleration of principal and interest on the junior subordinated debt securities. Such acceleration of principal and interest will occur only upon Citigroup’s failure to pay in full all interest accrued upon the conclusion of an extension period of 10 years or as a result of specified events of bankruptcy, insolvency, or reorganization of Citigroup. See “Description of the Junior Subordinated Debt Securities — Indenture Events of Default and Acceleration.”

A holder of capital securities may institute a direct action if a declaration default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) suing Citigroup to enforce the institutional trustee’s rights under the junior subordinated debt securities. In connection with such direct action, Citigroup will be subrogated to the rights of such holder of capital securities under the declaration to the extent of any payment made by

Citigroup to such holder of capital securities. Consequently, Citigroup will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Citigroup Capital.

Citigroup acknowledges that the guarantee trustee will enforce the guarantee on behalf of the holders of the capital securities. If Citigroup fails to make payments under the guarantee, the guarantee allows the holders of the capital securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the guarantee, any holder of capital securities may directly sue Citigroup to enforce the guarantee trustee’s rights under the guarantee. Such holder need not first sue Citigroup Capital, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue Citigroup to enforce such holder’s right to receive payment under the guarantee. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the guarantee or (2) sue Citigroup Capital or any other person or entity.

Citigroup and Citigroup Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Citigroup of payments due on the capital securities. See “Description of Guarantee — General.”

CERTAIN TERMS OF THE CAPITAL REPLACEMENT COVENANT

The following is a summary of certain terms of the capital replacement covenant. This summary is not a complete description of the capital replacement covenant and is qualified in its entirety by the terms and provisions of the full document, which will be filed by Citigroup on a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus is a part.

Citigroup will covenant in the capital replacement covenant for the benefit of persons that buy or hold a specified series of its long-term indebtedness that ranks senior to the junior subordinated debt securities that it will not repay, redeem or purchase, and it will cause its subsidiaries, including Citigroup Capital, not to repay, redeem or purchase, the junior subordinated debt securities or the capital securities before          , 2067, unless:

•	the total amount repaid or the applicable redemption or purchase price is equal to or less than the sum of the following:

(i) the applicable percentage of the aggregate amount of (a) net cash proceeds received by Citigroup or its subsidiaries from the sale of common stock and rights to acquire common stock, (b) the market value of any common stock that Citigroup or its subsidiaries have delivered as consideration for property or assets in an arm’s length transaction and (c) the market value of any common stock that Citigroup and its subsidiaries have issued in connection with the conversion of any convertible or exchangeable securities, other than securities for which Citigroup or any of its subsidiaries has received equity credit from any rating agency; plus

(ii) the applicable percentage of the aggregate net cash proceeds received by Citigroup or its subsidiaries from the sale of mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and REIT preferred securities; plus

(iii) the applicable percentage of the aggregate amount of net cash proceeds received by Citigroup and its subsidiaries from the sale of qualifying capital securities;

in each case to persons other than Citigroup or its subsidiaries and since the most recent measurement date (without double counting proceeds received in any prior measurement period); and

•	in the case of a redemption or purchase prior to the scheduled maturity date, Citigroup has obtained the prior concurrence or approval of the Federal Reserve prior to effecting such redemption, if such concurrence or approval is then required by the Federal Reserve;

provided, however, that the provisions of the capital replacement covenant shall not apply to (i) the purchase of the junior subordinated debt securities or the capital securities or any portion thereof in connection with the distribution thereof, (ii) purchases of the junior subordinated debt securities or the capital securities or any portion thereof by affiliates of Citigroup in connection with market-making or other secondary-market activities or (iii) any distribution of the junior subordinated debt securities to holders of the capital securities upon a dissolution of the trust. For purposes of the capital replacement covenant, the term “repay” includes the defeasance by Citigroup of the junior subordinated debt securities, as well as the satisfaction and discharge of its obligations under the indenture.

Citigroup’s covenants in the capital replacement covenant run only to the benefit of holders of the specified series of its long-term indebtedness (the “covered debt”). The capital replacement covenant is not intended for the benefit of holders of the capital securities and may not be enforced by them, and the capital replacement covenant is not a term of the indenture, the declaration or the capital securities. The initial series of covered debt is Citigroup’s 6.00% junior subordinated debt securities due September 27, 2034 underlying the 6.00% Capital Securities (TruPS®) issued by Citigroup Capital XI (CUSIP: 17307Q205).

Citigroup’s ability to raise proceeds from replacement capital securities during the measurement period prior to a proposed redemption or purchase will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those replacement capital securities.

Citigroup may amend or supplement the capital replacement covenant with the consent of the holders of a majority by principal amount of the debt that at the time of the amendment or supplement is the covered debt. Citigroup may, acting alone and without the consent of the holders of the covered debt, amend or supplement the capital replacement covenant (i) to eliminate common stock, debt exchangeable for common stock, rights to acquire common stock, and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the capital replacement covenant, Citigroup has been advised in writing by a nationally recognized independent accounting firm or an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to do so would result in a reduction in Citigroup’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States; (ii) if the amendment or supplement is not adverse to the holders of the then-effective series of covered debt and an officer of Citigroup has delivered a written certificate to the holders of the covered debt to this effect; or (iii) if the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of Citigroup has delivered a written certificate to the holders of the then-effective covered debt stating that, in his or her determination, such amendment or supplement would not adversely affect them.

For the avoidance of doubt, an amendment or supplement that adds new types of qualifying capital securities or modifies the requirements of the qualifying capital securities described in the capital replacement covenant would not be adverse to the rights of the holders of the then-effective covered debt if, following such amendment or supplement, the capital replacement covenant would satisfy clause (ii) of the definition of qualifying capital replacement covenant below. However, with respect to qualifying capital securities, Citigroup has agreed in the indenture for the junior subordinated debt securities that it will not amend the capital replacement covenant to impose additional restrictions on the type or amount of qualifying capital securities used to determine whether or to what extent the repayment, redemption or purchase of the junior subordinated debt securities or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the junior subordinated debt securities have been distributed by Citigroup Capital, a majority by principal amount of the junior subordinated debt securities.

The capital replacement covenant will terminate upon the earlier to occur of (i)     , 2067; (ii) the date on which the holders of a majority of the principal amount of the then outstanding specified series of long term indebtedness agree to terminate the capital replacement covenant; (iii) the date on which Citigroup no longer has outstanding any indebtedness eligible to qualify as covered debt as defined in the capital replacement covenant; or (iv) the occurrence of an event of default and acceleration under the indenture.

The capital replacement covenant shall be governed by and construed in accordance with the laws of the State of New York.

The following terms, as used in this description of the capital replacement covenant, have the meanings indicated:

“Applicable percentage” means:

(i) with respect to any sale of common stock or rights to acquire common stock (a) 133% with respect to any repayment, redemption or purchase prior to     , 2027, (b) 200% with respect to any repayment, redemption or purchase on or after     , 2027 and prior to     , 2047, and (c) 400% on or after     , 2047;

(ii) with respect to debt exchangeable for common equity, debt exchangeable for preferred equity, mandatorily convertible preferred stock, REIT preferred securities and qualifying capital securities described under clause (i) of the definition of that term, 100% prior to     , 2027, 150% on or after     , 2027 and prior to     , 2047 and 300% on or after     , 2047;

(iii) with respect to qualifying capital securities described under clause (ii) of the definition of that term, 100% prior to     , 2047, and 200% on or after     , 2047; and

(iv) with respect to qualifying capital securities described under clause (iii) of the definition of that term, 100%.

“Common stock” means common stock of Citigroup (including treasury shares of common stock and shares of common stock sold pursuant to Citigroup’s dividend reinvestment plan and employee benefit plans).

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that:

(i) gives the holder a beneficial interest in (a) a stock purchase contract that obligates the holder to purchase common stock, that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of the subordinated debt securities referred to in clause (b), subject to customary anti-dilution adjustments and (b) subordinated debt securities of Citigroup or one of its subsidiaries that are non-callable prior to the settlement date of the stock purchase contract;

(ii) provides that the holders directly or indirectly grant Citigroup a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase common stock pursuant to such stock purchase contracts;

(iii) includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and

(iv) provides for the proceeds raised in the remarketing to be used to purchase common stock under the stock purchase contracts and, if there has not been a successful remarketing of the subordinated debt securities by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by Citigroup exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders.

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that:

(i) gives the holder a beneficial interest in (a) subordinated debt securities of Citigroup or one of its subsidiaries (in this definition, the “issuer”) permitting the issuer to defer distributions in whole or in part on such securities for one or more distribution periods of up to at least seven years without any remedies other than permitted remedies and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (b) a stock purchase contract that obligates the holder to acquire a beneficial interest in qualifying preferred stock;

(ii) provides that the holders directly or indirectly grant to the issuer a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase qualifying preferred stock pursuant to such stock purchase contract;

(iii) includes a remarketing feature pursuant to which the subordinated debt of the issuer is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (a) the capital ratios of Citigroup, (b) the capital ratios of Citigroup as anticipated by the Federal Reserve, or (c) the dissolution of the issuer of such debt exchangeable for preferred equity;

(iv) provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by Citigroup exercising its rights as a secured creditor with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders;

(v) includes a qualifying capital replacement covenant that will apply to such securities and to any qualifying preferred stock issued pursuant to the stock purchase contracts; provided that such qualifying capital replacement covenant will not include debt exchangeable for common equity or debt exchangeable for preferred equity as “replacement capital securities”; and

(vi) after the issuance of such qualifying preferred stock, provides the holder with a beneficial interest in such qualifying preferred stock.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise and (b) a requirement that the preferred stock convert into common stock of Citigroup within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Measurement date” means, (i) with respect to any repayment, redemption or purchase of junior subordinated debt securities or capital securities on or prior to     , 2057, the date that is six months prior to delivery of notice of such repayment or redemption or the date of such purchase and (ii) with respect to any repayment, redemption or purchase of junior subordinated debt securities or capital securities after     , 2057, the date that is 30 days prior to delivery of notice of such repayment, redemption or the date of such purchase, except that, if during the 150-day (or any shorter) period preceding the date that is 30 days prior to delivery of notice of such repayment or redemption or the date of such purchase, net cash proceeds described above were received but no repayment, redemption or purchase was made in connection therewith, the date upon which such 150-day (or any shorter) period prior to delivery of notice of such repayment or redemption or the date of such purchase began.

“Measurement period” means the period from a measurement date to the related notice date or purchase date. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities or combinations of securities (other than common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity or REIT preferred securities) that, in the determination of Citigroup’s board of directors, acting in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

(i) in connection with any repayment, redemption or purchase of junior subordinated debt securities or capital securities prior to     , 2027:

(A) securities issued by Citigroup or its subsidiaries that (1) rank pari passu with or junior to the junior subordinated debt securities upon the liquidation, dissolution or winding up of Citigroup, (2) have no maturity or a maturity of at least 60 years and (3) either:

(x) have a no payment provision or are non-cumulative and are subject to a qualifying capital replacement covenant, or

(y) have an optional deferral provision and a mandatory trigger provision and are subject to intent-based replacement disclosure;

(B) securities issued by Citigroup or its subsidiaries that (1) rank pari passu with or junior to the junior subordinated debt securities upon the liquidation, dissolution or winding up of Citigroup,

(2) have no maturity or a maturity of at least 40 years and are subject to a qualifying capital replacement covenant and (3) have an optional deferral provision and a mandatory trigger provision; or

(C) qualifying preferred stock; or

(ii) in connection with any repayment, redemption or purchase of junior subordinated debt securities or capital securities at any time on or after     , 2027 and prior to     , 2047:

(A) securities described under clause (i) of this definition;

(B) securities issued by Citigroup or its subsidiaries that (1) rank pari passu with or junior to the junior subordinated debt securities upon a liquidation, dissolution or winding up of Citigroup, (2) have no maturity or a maturity of at least 60 years and (3) either:

(x) are subject to a qualifying capital replacement covenant and have an optional deferral provision, or

(y) are subject to intent-based replacement disclosure and have a no payment provision or are non-cumulative;

(C) securities issued by Citigroup or its subsidiaries that (1) rank pari passu with or junior to the junior subordinated debt securities upon a liquidation, dissolution or winding up of Citigroup, (2) have no maturity or a maturity of at least 40 years and (3) either:

(x) have a no payment provision or are non-cumulative and are subject to a qualifying capital replacement covenant, or

(y) have an optional deferral provision and a mandatory trigger provision and are subject to intent-based replacement disclosure;

(D) securities issued by Citigroup or its subsidiaries that (1) rank pari passu with or junior to the junior subordinated debt securities upon a liquidation, dissolution or winding-up of Citigroup, (2) have no maturity or a maturity of at least 25 years and are subject to a qualifying capital replacement covenant and (3) have an optional deferral provision and a mandatory trigger provision; or

(E) securities issued by Citigroup or its subsidiaries that rank (i) senior to the junior subordinated debt securities and securities that are pari passu with the junior subordinated debt securities but (ii) junior to all other debt securities of Citigroup (other than (x) the junior subordinated debt securities and securities that are pari passu with the junior subordinated debt securities and (y) securities that are pari passu with such qualifying capital securities) upon its liquidation, dissolution or winding-up, and (2) either:

(x) have no maturity or a maturity of at least 60 years and either (I) are (a) non-cumulative or subject to a no payment provision and (b) subject to a qualifying capital replacement covenant or (II) have a mandatory trigger provision and an optional deferral provision and are subject to intent-based replacement disclosure, or

(y) have no maturity or a maturity of at least 40 years, are subject to a qualifying capital replacement covenant and have a mandatory trigger provision and an optional deferral provision;

(F) preferred stock issued by Citigroup or its subsidiaries that (1) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (2) has no maturity or a maturity of at least 60 years and (3) is subject to a qualifying capital replacement covenant; or

(iii) in connection with any repayment, redemption or purchase of junior subordinated debt securities or capital securities at any time on or after     , 2047 and prior to the termination of the capital replacement covenant:

(A) securities described under clause (ii) of this definition;

(B) securities issued by Citigroup or its subsidiaries that (1) rank pari passu with or junior to the junior subordinated debt securities upon a liquidation, dissolution or winding up of Citigroup, (2) either:

(x) have no maturity or a maturity of at least 60 years and are subject to intent-based replacement disclosure, or

(y) have no maturity or a maturity at least 40 years and are subject to a qualifying capital replacement covenant; and

(3) have an optional deferral provision;

(C) securities issued by Citigroup or its subsidiaries that (1) rank pari passu with or junior to the junior subordinated debt securities upon a liquidation, dissolution or winding up of Citigroup, (2) have no maturity or a maturity at least 40 years are subject to intent-based replacement disclosure and (3) are non-cumulative or have a no payment provision;

(D) securities issued by Citigroup or its subsidiaries that rank (i) senior to the junior subordinated debt securities and securities that are pari passu with the junior subordinated debt securities but (ii) junior to all other debt securities of Citigroup (other than (x) the junior subordinated debt securities and securities that are pari passu with the junior subordinated debt securities and (y) securities that are pari passu with such qualifying capital securities) upon its liquidation, dissolution or winding-up, and (2) either:

(x) have no maturity or a maturity of at least 60 years and either (i) have an optional deferral provision and are subject to a qualifying capital replacement covenant or (ii) (a) are non-cumulative or have a no payment provision and (b) are subject to intent-based replacement disclosure, or

(y) have no maturity or a maturity of at least 40 years and either (i) (a) are non-cumulative or have a no payment provision and (b) are subject to a qualifying capital replacement covenant or (ii) are subject to intent-based replacement disclosure and have a mandatory trigger provision and an optional deferral provision; or

(E) preferred stock issued by Citigroup or its subsidiaries that either (1) has no maturity or a maturity of at least 60 years and is subject to intent-based replacement disclosure or (2) has a maturity of at least 40 years and is subject to a qualifying capital replacement covenant.

The Federal Reserve has not approved as a Tier 1 capital instrument for financial holding companies securities containing a mandatory trigger provision that otherwise would be qualifying capital securities under the capital replacement covenant. As a result, these securities would not constitute qualifying capital securities for Citigroup unless such approval is obtained.

“REIT preferred securities” means non-cumulative perpetual preferred stock of a subsidiary of a subsidiary of Citigroup that is a depository institution within the meaning of 12 C.F.R. § 2.42(m) (a “Depository Institution Subsidiary”), which subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for non-cumulative perpetual preferred stock of Citigroup and satisfies the following requirements:

(a) such non-cumulative perpetual preferred stock of a subsidiary of the Depository Institution Subsidiary and the related non-cumulative perpetual preferred stock of Citigroup for which it may be exchanged qualifies as Tier 1 capital of a Depository Institution Subsidiary under the risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such agency (for example, in the case of the Office of the Comptroller of the Currency, Corporate Decision 97-109) (disregarding any quantitative limits);

(b) such non-cumulative perpetual preferred stock of a subsidiary of the Depository Institution Subsidiary must be exchangeable automatically into non-cumulative perpetual preferred stock of

Citigroup in the event that the appropriate federal banking agency directs such Depository Institution Subsidiary in writing to make a conversion because such Depository Institution Subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations (which, for example, in the case of the Office of the Comptroller of the Currency and applicable to national banks, are at 12 C.F.R. 6.4(b)), (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

(c) if such subsidiary of the Depository Institution Subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying dividends on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

(d) such non-cumulative perpetual preferred stock of Citigroup issued upon exchange for the non-cumulative perpetual preferred stock of a subsidiary of a Depository Institution Subsidiary issued as part of such transaction ranks pari passu with or junior to other preferred stock of Citigroup; and

(e) such REIT preferred securities and non-cumulative perpetual preferred stock of Citigroup for which it may be exchanged are subject to a qualifying capital replacement covenant.

For purposes of the definitions provided above, the following terms shall have the meanings indicated:

“Alternative payment mechanism” means, with respect to any qualifying capital securities, provisions in the related transaction documents requiring Citigroup to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising eligible proceeds at least equal to the deferred distributions on such qualifying capital securities and apply the proceeds to pay unpaid distributions on such qualifying capital securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which Citigroup pays current distributions on such qualifying capital securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

(a) define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by Citigroup or any of its subsidiaries as consideration for such APM qualifying securities) that Citigroup has received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the preferred cap in the case of APM qualifying securities that are qualifying preferred stock or mandatorily convertible preferred stock;

(b) may permit Citigroup to pay current distributions on any distribution date out of any source of funds but (x) require Citigroup to pay deferred distributions only out of eligible proceeds and (y) prohibit Citigroup from paying deferred distributions out of any source of funds other than eligible proceeds;

(c) if deferral of distributions continues for more than one year, require Citigroup not to, and cause its subsidiaries not to, redeem or purchase any of Citigroup’s securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid (a “repurchase restriction”);

(d) notwithstanding clause (b) of this definition, if the Federal Reserve disapproves Citigroup’s sale of APM qualifying securities or the use of the proceeds thereof to pay deferred distributions, may (if Citigroup elects to so provide in the terms of such qualifying capital securities) permit Citigroup to pay deferred distributions from any source or, if the Federal Reserve does not disapprove Citigroup’s issuance and sale of APM qualifying securities but disapproves the use of the proceeds thereof to pay deferred distributions, may (if Citigroup elects to so provide in the terms of such qualifying capital securities) permit Citigroup to use such proceeds for other purposes and to continue to defer distributions, without a breach of its obligations under the transaction documents related to the qualifying capital securities;

(e) may include a provision that, notwithstanding the APM maximum obligation and the preferred cap for purposes of paying deferred interest, limits Citigroup’s ability to sell shares of common stock, qualifying warrants, or mandatorily convertible preferred stock above an aggregate cap specified in the transaction documents (a “share cap”), subject to Citigroup’s agreement to use commercially reasonable efforts to increase the share cap (i) only to the extent that it can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of common stock or (ii) if Citigroup cannot increase the share cap as contemplated in the preceding clause, by requesting its Board of Directors to adopt a resolution for shareholder vote at the next annual shareholders meeting occurring at least 4 months after the date on which the share cap has been reached to increase the number of shares of its authorized common stock for purposes of satisfying its obligations to pay deferred distributions;

(f) limit Citigroup’s obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities that are common stock and qualifying warrants to settle deferred distributions pursuant to the alternative payment mechanism either (A) during the first five years of any deferral period or (B) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such qualifying capital securities) with respect to deferred distributions attributable to the first five years of such deferral period, either:

(i) to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of the product of the average of the market value of the common stock on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of common stock as of the date of Citigroup’s most recent publicly available consolidated financial statements; or

(ii) to a number of shares of common stock and qualifying warrants, in the aggregate, not in excess of 2% of the outstanding number of shares of common stock as of the date of Citigroup’s most recent publicly available consolidated financial statements (the “APM maximum obligation”);

(g) limit Citigroup’s right to issue APM qualifying securities that are qualifying preferred stock and mandatorily convertible preferred stock to settle deferred distributions pursuant to the alternative payment mechanism to an aggregate amount of qualifying preferred stock and still-outstanding mandatorily convertible preferred stock issued pursuant to the alternative payment mechanism, the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or outstanding principal amount of the securities that are the subject of the related alternative payment mechanism (the “preferred cap”);

(h) in the case of qualifying capital securities other than non-cumulative perpetual preferred stock, include a bankruptcy claim limitation provision; and

(i) may permit Citigroup, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then clauses (a) through (c) of this definition will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination);

provided that:

(a) Citigroup shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

(b) if, due to a market disruption event or otherwise, Citigroup is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, Citigroup will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the APM maximum obligation, share cap and preferred cap, as applicable; and

(c) if Citigroup has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by Citigroup from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the APM maximum obligation, share cap and preferred cap, as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve or require.

“APM qualifying securities” means, with respect to an alternative payment mechanism, any debt exchangeable for preferred equity or any mandatory trigger provision, one or more of the following (as designated in the transaction documents for any qualifying capital securities that include an alternative payment mechanism or a mandatory trigger provision or for any debt exchangeable for preferred equity, as applicable):

(a) common stock;

(b) qualifying warrants;

(c) mandatorily convertible preferred stock; or

(d) qualifying preferred stock;

provided that (i) if the APM qualifying securities for any alternative payment mechanism or mandatory trigger provision or for any debt exchangeable for preferred equity include both common stock and qualifying warrants, such alternative payment mechanism, mandatory trigger provision or debt exchangeable for preferred equity may permit, but need not require, Citigroup to issue qualifying warrants and (ii) such alternative payment mechanism, mandatory trigger provision or debt exchangeable for preferred equity may permit, but need not require, Citigroup to issue mandatorily convertible preferred stock.

“Bankruptcy claim limitation provision” means, with respect to any qualifying capital securities that have an alternative payment mechanism or a mandatory trigger provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (A) any deferral period, in the case of securities that have an alternative payment mechanism or (B) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a mandatory trigger provision, to:

(i) in the case of qualifying capital securities that have an alternative payment mechanism or mandatory trigger provision with respect to which the APM qualifying securities do not include qualifying preferred stock or mandatorily convertible preferred stock, 25% of the stated or principal amount of such qualifying capital securities then outstanding; and

(ii) in the case of any other qualifying capital securities, an amount not in excess of the sum of (x) two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the preferred cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock and mandatorily convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the mandatory trigger provision; provided that the holders of such qualifying capital securities agree in the instrument governing such qualifying capital securities that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received if the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

In the case of any cumulative preferred stock that includes a bankruptcy claim limitation provision, such provision shall limit the liquidation preference of such cumulative preferred stock to (a) its stated amount plus (b) an amount in respect of accumulated and unpaid dividends not in excess of the amount set forth in clause (i) or (ii) above, as applicable.

“Intent-based replacement disclosure” means, as to any qualifying preferred stock or qualifying capital securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that to the extent that the qualifying preferred stock or qualifying capital securities provide the issuer with rating agency equity credit, at the time of repayment at maturity or earlier redemption or defeasance, the issuer will repay, redeem or purchase, and will cause that its subsidiaries shall purchase, such securities only with the proceeds of securities that have equity-like characteristics at the time of repayment, redemption or purchase that are the same as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definitions of “qualifying capital securities” and “qualifying preferred stock,” the requirement in each such definition that a particular security or the related transaction documents include intent-based replacement disclosure shall be disregarded and given no force or effect for so long as Citigroup is a financial holding company or a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means, as to any qualifying capital securities, provisions in the terms thereof or of the related transaction agreements that:

(a) require the issuer of such securities to make payment of distributions on such securities only pursuant to the issue and sale of APM qualifying securities within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) if the mandatory trigger provision does not require the issuance and sale within one year of such failure, the amount of common stock and/or qualifying warrants the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the APM maximum obligation and (ii) the amount of qualifying preferred stock and still outstanding mandatorily convertible preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the preferred cap;

(b) if the provisions described in clause (a) do not require such issuance and sale within one year of such failure, include a repurchase restriction;

(c) prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of Citigroup junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) above to pay such deferred distributions in full;

(d) include a bankruptcy claim limitation provision; and

(e) may permit the issuer, at its option, to provide that if it is involved in a business combination where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then clauses (a) , (b) and (c) of this definition will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of such consummation);

provided that:

(i) the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

(ii) if, due to a market disruption event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, the issuer will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the APM maximum obligation and preferred cap, as applicable; and

(iii) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and applies some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the APM maximum obligation and the preferred cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such qualifying capital securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision until distributions have been deferred for one or more distribution periods that total together at least ten years.

“Non-cumulative” means, with respect to any qualifying capital securities, that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more permitted remedies.

“No payment provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that include the following:

(a) an alternative payment mechanism; and

(b) an optional deferral provision modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if the issuer elects to so provide in the terms of such securities) shall in response to a directive or order from, or memorandum of understanding with, the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, ten years, without any remedy other than permitted remedies and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying.

“Optional deferral provision” means, as to any qualifying capital securities, a provision in the terms thereof or of the related transaction agreements to the effect that:

(a) (i) the issuer of such qualifying capital securities may, in its sole discretion, or shall in response to a directive or order from, or memorandum of understanding with, the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, ten years, without any remedy other than permitted remedies and (ii) such securities are subject to an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first five years of any deferral period and need not include an APM maximum obligation, preferred cap, bankruptcy claim limitation provision or repurchase restriction); or

(b) the issuer of such qualifying capital securities may, in its sole discretion, or shall in response to a directive or order from, or memorandum of understanding with, the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to at least ten years without any remedy other than permitted remedies.

“Permitted remedies” means, as to any security or combination of securities, one or more of the following remedies:

(a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

(b) complete or partial prohibitions on the issuer or its subsidiaries paying distributions on or repurchasing common stock or other securities that rank as to distributions pari passu with or junior to such securities for so long as distributions on such securities, including deferred distributions, have not been paid in full or to such lesser extent as may be specified in the terms of such securities.

“Qualifying preferred stock” means non-cumulative perpetual preferred stock of Citigroup that (a) ranks pari passu with or junior to all other preferred stock of Citigroup, and (b) either (x) is subject to a qualifying capital replacement covenant or (y) is subject to intent-based replacement disclosure and has a provision that prohibits Citigroup from paying any dividends thereon upon its failure to satisfy one or more financial tests set forth therein, and (c) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than permitted remedies.

“Qualifying capital replacement covenant” means a replacement capital covenant that is substantially similar to the capital replacement covenant described herein or a replacement capital covenant, as identified by Citigroup, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from, and requires the related issuer to restrict its subsidiaries from, redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the six-month period prior to the applicable redemption, repayment or purchase date.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of capital securities. The summary is based on:

•	laws;

•	regulations;

•	rulings; and

•	decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with a beneficial owner of capital securities that purchases the capital securities upon original issuance at the initial issue price and who will hold the capital securities as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of capital securities. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	common trust funds;

•	entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

•	controlled foreign corporations;

•	dealers in securities or currencies;

•	persons that will hold the capital securities as a hedge or in order to hedge against currency risk or as a part of an integrated investment, including a straddle or conversion transaction, comprised of a capital security and one or more other positions; or

•	United States holders (as defined below) that have a functional currency other than the U.S. dollar.

This discussion assumes that capital securities are held as capital assets within the meaning of Section 1221 of the Code.

As used in this summary, a “United States holder” is a beneficial owner of capital securities who is:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, if United States federal income taxation is applicable to the income of such estate regardless of the income’s source; or

•	a trust if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions or which otherwise qualifies as a United States person.

As used in this summary, the term “non-United States holder” means a beneficial owner of capital securities who is not a United States holder and is not a partnership, and the term “United States” means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debt Securities

In connection with the issuance of the junior subordinated debt securities, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Citigroup and Citigroup Capital, will render its opinion generally to the effect that, although the matter is not free from doubt, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the junior subordinated debt securities held by Citigroup Capital will be classified for United States federal income tax purposes as indebtedness of Citigroup. The remainder of this discussion assumes that the classification of the junior subordinated debt securities as indebtedness will be respected for United States federal income tax purposes.

Classification of Citigroup Capital

In connection with the issuance of the capital securities, Skadden, Arps, Slate, Meagher & Flom LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, Citigroup Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated debt securities. Each United States holder will be required to include in its gross income all interest, including original issue discount (“OID”), and any gain recognized relating to its allocable share of those junior subordinated debt securities.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Citigroup believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Treasury regulations. Based on the foregoing, Citigroup believes that, although the matter is not free from doubt, the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance.

Under the regulations, if the option to defer any payment of interest was determined not to be “remote,” or if Citigroup exercised such option, the junior subordinated debt securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. In this case, all stated interest on the junior subordinated debt securities would thereafter be treated as OID as long as the junior subordinated debt securities remained outstanding. In such event, all of a United States holder’s taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such United States holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a United States holder of capital securities would be required to include in gross income OID even though Citigroup would not make any actual cash payments during an extension period.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus.

Because income on the capital securities will constitute stated interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities, and individual holders will not be entitled to a lower income tax rate in respect of certain dividends, relating to any income recognized relating to the capital securities.

Receipt of Junior Subordinated Debt Securities or Cash upon Liquidation of Citigroup Capital

Under the circumstances described in this prospectus, junior subordinated debt securities may be distributed to holders in exchange for capital securities upon the liquidation of Citigroup Capital. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States holder. Each United States holder would continue to be taxed with respect to the junior subordinated debt securities received in the liquidation as described herein with respect to the capital securities. Accordingly, each United States holder would have an aggregate tax basis in the junior subordinated debt securities equal to the holder’s aggregate tax basis in its capital securities, and the United States holder’s holding period in the junior subordinated debt securities would include the period during which the capital securities were held by such holder. See “Description of the Capital Securities — Distribution of the Junior Subordinated Debt Securities.”

Under the circumstances described in this prospectus, the junior subordinated debt securities may be redeemed by Citigroup for cash and the proceeds of such redemption distributed by Citigroup Capital to holders in redemption of their capital securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States holder could recognize gain or loss as if it had sold such redeemed capital securities for cash. See “Description of the Capital Securities — Special Event Redemption” and “— Sale, Exchange, or Other Disposition of Capital Securities” below.

Sale, Exchange, or Other Disposition of Capital Securities

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a capital security, a United States holder will be considered to have disposed of all or part of its ratable share of the junior subordinated debt securities. A United States holder generally will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the disposition of such capital securities.

Tax Basis

Assuming that Citigroup does not exercise its option to defer payment of interest on the junior subordinated debt securities and that the junior subordinated debt securities are not deemed to be issued with OID, a United States holder’s adjusted tax basis in a capital security generally will equal the cost of such capital security to such holder. If the junior subordinated debt securities are deemed to be issued with OID, a United States holder’s adjusted tax basis in the capital securities generally will be its cost, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the junior subordinated debt securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to such United States holder’s ratable share of the junior subordinated debt securities required to be included in income, and generally will be a long term capital gain or loss if the securities have been held for more than one year.

Should Citigroup exercise its option to defer payment of interest on the junior subordinated debt securities, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying junior subordinated debt securities. In the event of such a deferral, a United States holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated debt securities to the date of disposition and to add such amount to its adjusted tax basis in its ratable share of the underlying junior subordinated debt securities deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, such holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be reported to the IRS and to holders on Forms 1099-INT, which forms should be mailed to holders of capital securities by January 31 following each calendar year of payment. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Under current United States federal income tax law, although not free from doubt:

•	withholding of United States federal income tax will not apply to a payment on a capital security to a non-United States holder, provided that,

(1)	the holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote and is not a controlled foreign corporation related to Citigroup through stock ownership;

(2)	the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

(3)	neither Citigroup nor its paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a capital security.

Despite the above, if a non-United States holder is engaged in a trade or business in the United States (and, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (and, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a capital security to a non-United States holder, or to proceeds from the disposition of a capital security by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup nor its paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a capital security is not held through a qualified intermediary, the amount of payments made on such capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the capital securities of Citigroup Capital. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (collectively, “plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the capital securities should consult with its legal counsel.

The U.S. Department of Labor has issued a regulation with regard to whether the underlying assets of an entity in which plans acquire equity interests are deemed to be plan assets (as modified by Section 3(42) of ERISA, the “Plan Asset Regulation”). Under the Plan Asset Regulation, for purposes of ERISA and Section 4975 of the Code, the assets of Citigroup Capital would be deemed to be “plan assets” of a plan whose assets were used to purchase capital securities of Citigroup Capital if the capital securities of Citigroup Capital were considered to be equity interests in Citigroup Capital and no exception to plan asset status were applicable under such regulation. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, capital securities of Citigroup Capital would likely be treated as “equity interests” for purposes of the Plan Asset Regulation. Citigroup Capital can make no assurances that any exception will be applicable and, accordingly, the assets of Citigroup Capital may be treated as assets of a plan that purchases and holds the capital securities of Citigroup Capital.

Certain transactions involving Citigroup Capital could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a plan holding capital securities whether or not the assets of Citigroup Capital were deemed to be “plan assets” of plans investing in Citigroup Capital. For example, Citigroup might be considered a “party in interest” or “disqualified person” to plans whose assets were used to purchase capital securities of Citigroup Capital. If this were the case, an investment in capital securities of Citigroup Capital by a plan might constitute a direct or indirect prohibited extension of credit to Citigroup under ERISA and the Code.

Each plan, by purchasing capital securities of Citigroup Capital, will be deemed to have (a) directed Citigroup Capital to invest in the junior subordinated debt securities issued by Citigroup, and (b) appointed the Citigroup Capital trustees. The fiduciary of a plan purchasing capital securities should determine whether, under these circumstances, transactions involving the assets of Citigroup Capital would be in compliance with the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. In making this determination the fiduciary should specifically consider all of the transactions involving Citigroup Capital and Citigroup and rights of the Citigroup Capital trustees described herein.

Accordingly, the capital securities of Citigroup Capital may be not purchased, held or disposed by any plan or any person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following exemptions (or similar exemption or exception) applies to such purchase, holding and disposition:

•	Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”),

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts, or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Any purchaser of the capital securities of Citigroup Capital or any interest therein will be deemed to have represented and warranted to Citigroup Capital on each day from and including the date of its purchase of such capital securities through and including the date of disposition of such capital securities that either:

(a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b) its purchase, holding and disposition of the capital securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: the Service Provider Exemption, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c) it is a governmental plan (as defined in section 3(32) of ERISA) or other plan that is not subject to the provisions of Title I or ERISA or Section 4975 of the Code and its purchase, holding and disposition of capital securities are not otherwise prohibited.

The discussion set forth above is general in nature and is not intended to be complete. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of capital securities of Citigroup Capital with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of capital securities of Citigroup Capital and the availability of exemptive relief under the exemptions listed above. The sale of the capital securities of Citigroup Capital to a plan is in no respect a representation by Citigroup Capital or the underwriters that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNDERWRITING

The terms and conditions set forth in the underwriting agreement dated , 2007 govern the sale and purchase of the capital securities. Each underwriter named below has severally agreed to purchase from Citigroup Capital, and Citigroup Capital has agreed to sell to each underwriter, the number of capital securities set forth opposite the name of each underwriter.

Number of
Capital
Underwriter	Securities

Citigroup Global Markets Inc.

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the capital securities are subject to the approval of legal matters by their counsel and to other conditions. The underwriters are committed to take and pay for all of the capital securities if any are taken.

The following table summarizes the commissions to be paid by Citigroup to the underwriters:

Per Capital
	Security		Total

Public offering price		%	$
Underwriting commissions to be paid by Citigroup		%	$
Proceeds to Citigroup Capital		%	$

Citigroup estimates that its total expenses for the offering, excluding underwriting commissions, will be approximately $     .

The underwriters propose to offer part of the capital securities directly to the public at the initial public offering price set forth above and part of the capital securities to certain dealers at the initial public offering price less a concession not in excess of $      per capital security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $      per capital security to brokers and dealers.

After the initial public offering, the public offering prices and the concessions to dealers may be changed by the representatives of the underwriters.

The underwriters are offering the capital securities subject to prior sale and their acceptance of the capital securities from Citigroup. The underwriters may reject any order in whole or in part.

Citigroup Capital and Citigroup have agreed, during the period beginning on the date of the underwriting agreement and continuing to and including the closing date for the purchase of the capital securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertakings of such preferred stock or other securities, of Citigroup or Citigroup Capital, in each case that are substantially similar to the capital securities, or any securities convertible into or exchangeable for the capital securities or such substantially similar securities of either Citigroup Capital or Citigroup, except securities in this offering, or with the prior written consent of Citigroup Global Markets Inc.

Underwriters, dealers and agents may be entitled, under agreements with Citigroup Capital and Citigroup, to indemnification by Citigroup against liabilities relating to material misstatements and omissions. Underwriters, dealers, agents and their affiliates may engage in transactions (which may include commercial banking transactions) with, and perform services for, Citigroup Capital and Citigroup and affiliates of Citigroup Capital and Citigroup in the ordinary course of business.

In accordance with Regulation M of the United States Securities Exchange Act of 1934, the underwriters may over-allot or effect transactions that stabilize or cover, each of which is described below.

•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

•	Stabilizing transactions involve bids to purchase the capital securities so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover short positions.

These transactions may cause the price of the capital securities to be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in any of these activities and may end any of these activities at any time. The underwriters may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases capital securities originally sold by that syndicate member.

The capital securities are a new series of securities with no established trading market and will not be listed on any exchange. Citigroup Capital and Citigroup have been advised by the underwriters that they presently intend to make a market in the capital securities, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the capital securities and may discontinue any market making at any time at their sole discretion. Accordingly, neither Citigroup Capital nor Citigroup can make any assurance as to the liquidity of, or trading markets for, the capital securities.

This prospectus may also be used by Citigroup’s broker-dealer subsidiaries and other subsidiaries or affiliates of Citigroup in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries may act as principal or agent in such transactions.

If any broker-dealer subsidiary of Citigroup makes an offering of the capital securities, such offering will be conducted pursuant to any applicable sections of Rule 2810 of the Conduct Rules of the NASD. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

Citigroup expects delivery of the capital securities will be made against payment therefor on or about          , 2007, which is the           business day after the date hereof. Under Rule 15c6-1 of the Securities Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the capital securities on the date hereof or the           business days hereafter will be required, by virtue of the fact that the capital securities initially will not settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The underwriters have agreed that they will not offer, sell or deliver any of the capital securities, directly or indirectly, or distribute this prospectus or any other offering material related to the capital securities, in or from any jurisdiction, except when to the best knowledge and belief of the underwriter it is permitted under applicable laws and regulations. In so doing, the underwriters will not impose any obligations on Citigroup Capital or Citigroup, except as set forth in the underwriting agreement.

Selling Restrictions:

European Economic Area

Each underwriter has represented and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any capital securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any capital securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of Citigroup Global Markets Inc. for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

For the purposes of this provision, the expression an “offer of capital securities to the public” in relation to any capital securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the capital securities to be offered so as to enable an investor to decide to purchase or subscribe the capital securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State;

United Kingdom

Each underwriter:

(a) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the capital securities in circumstances in which Section 21(1) of the FSMA does not apply to Citigroup; and

(b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the capital securities in, from or otherwise involving the United Kingdom.

France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the capital securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; each underwriter represents and agrees that no capital securities have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; each underwriter represents and agrees that the prospectus or any other offering material relating to the capital securities have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. Each underwriter represents and agrees that the direct or indirect distribution to the public in France of any so acquired capital securities may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Italy

Each underwriter has not and will not publish a prospectus in Italy in connection with the offering of the capital securities. Such offering has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the capital securities may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the capital securities be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules governing offers of securities to the public pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Italian Finance Law”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the capital securities or distribution of copies of this prospectus, or any other document relating to the capital securities in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Italian Finance Law, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the capital securities in the offering is solely responsible for ensuring that any offer or resale of the capital securities it purchased in the offering occurs in compliance with applicable Italian laws and regulations.

This prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules governing offers of securities to the public pursuant to Article 100 of the Italian Finance Law and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive in Italy, such requirements shall be replaced by the applicable requirements under the relevant implementing measures of the Prospectus Directive in Italy.

Hong Kong

Each underwriter:

(a) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any capital securities other than to (i) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the capital securities, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under securities laws of Hong Kong) other than with respect to capital securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The capital securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The underwriters will not offer or sell, directly or indirectly, any of the capital securities in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and (ii) in compliance with the other relevant laws and regulations of Japan.

Singapore

This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, each underwriter has not offered or sold any capital securities or caused the capital securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any capital securities or cause the capital securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the capital securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Each underwriter will notify (whether through the distribution of this prospectus or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased capital securities from or through that underwriter, namely a person which is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the capital securities under Section 275 of the SFA except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA;

(2) where no consideration is given for the transfer; or by operation of law.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP New York, New York, will act as legal counsel to Citigroup. Cleary Gottlieb Steen & Hamilton LLP will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP on the consolidated financial statements refers to changes in 2006, in Citigroup’s methods of accounting for defined benefit pensions and other postretirement benefits, stock-based compensation, certain hybrid financial instruments and servicing of financial assets, and in 2005, in Citigroup’s method of accounting for conditional asset retirement obligations associated with operating leases.

      Capital Securities
Citigroup Capital XXI
    % Fixed Rate/Floating Rate Enhanced Trust Preferred Securities
(Enhanced TruPS®)
$1,000 Liquidation Amount
Guaranteed to the extent set forth herein by
Citigroup Inc.

PROSPECTUS
, 2007

Citi